                                                                    EXHIBIT 10.1


                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                     among


                       SECURITY CAPITAL INDUSTRIAL TRUST,
                                    Borrower


                          NATIONSBANK OF TEXAS, N.A.,
                                     Agent


                                      and


                           THE LENDERS NAMED HEREIN,
                                    Lenders


                                  $350,000,000


                                     As of
                                  May 1, 1997

                               TABLE OF CONTENTS
                               -----------------

Page
----------

SECTION 1     DEFINITIONS AND TERMS.........................................................  1
      1.1     Definitions...................................................................  1
      1.2     Time References............................................................... 14
      1.3     Other References.............................................................. 14
      1.4     Accounting Principles......................................................... 14

SECTION 2     COMMITMENT.................................................................... 15
      2.1     Revolving Facility............................................................ 15
      2.2     Borrowing Procedure........................................................... 15
      2.3     Termination................................................................... 16
      2.4     Swing Line Sub-Facility....................................................... 16

SECTION 3     TERMS OF PAYMENT.............................................................. 17
      3.1     Notes and Payments............................................................ 17
      3.2     Interest and Principal Payments............................................... 17
      3.3     Interest Options.............................................................. 17
      3.4     Quotation of Rates............................................................ 18
      3.5     Default Rate.................................................................. 18
      3.6     Interest Recapture............................................................ 18
      3.7     Interest Calculations......................................................... 18
      3.8     Maximum Rate.................................................................. 18
      3.9     Interest Periods.............................................................. 19
      3.10    Conversions................................................................... 19
      3.11    Order of Application.......................................................... 19
      3.12    Sharing of Payments, Etc...................................................... 20
      3.13    Offset........................................................................ 20
      3.14    Booking Borrowings............................................................ 20
      3.15    Basis Unavailable or Inadequate for the LIBOR Rate............................ 20
      3.16    Additional Costs.............................................................. 21
      3.17    Change in Law................................................................. 22
      3.18    Funding Loss.................................................................. 22
      3.19    Foreign Lenders............................................................... 22
      3.20    Extension of Termination Date................................................. 23
      3.21    Conversion to Term Loan....................................................... 23
      3.22    Option to Replace Lenders..................................................... 24

SECTION 4     FEES.......................................................................... 25
      4.1     Treatment of Fees............................................................. 25
      4.2     Agent Fees.................................................................... 25
      4.3     Commitment Fees............................................................... 25
      4.4     Extension Fee................................................................. 25
      4.5     Conversion Fee................................................................ 26

SECTION 5     CONDITIONS PRECEDENT.......................................................... 26

SECTION 6     REPRESENTATIONS AND WARRANTIES................................................ 26
      6.1     Purpose of Credit Facility.................................................... 26
      6.2     Corporate Existence, Good Standing, Authority and Compliance.................. 26
      6.3     Affiliates.................................................................... 27
      6.4     Authorization and Contravention............................................... 27
      6.5     Binding Effect................................................................ 27

      6.6      Financial Statements; Fiscal Year............................................. 27
      6.7      Litigation.................................................................... 27
      6.8      Taxes......................................................................... 27
      6.9      Environmental Matters......................................................... 28
      6.10     Employee Plans................................................................ 28
      6.11     Properties; Liens............................................................. 28
      6.12     Locations..................................................................... 29
      6.13     Government Regulations........................................................ 29
      6.14     Transactions with Affiliates.................................................. 29
      6.15     Liabilities................................................................... 29
      6.16     Insurance..................................................................... 29
      6.17     Labor Matters................................................................. 29
      6.18     Solvency...................................................................... 29
      6.19     Full Disclosure............................................................... 29
      6.20     Exemption from ERISA; Plan Assets............................................. 30
      6.21     Intercreditor Agreement....................................................... 30
      6.22     Minority Interests............................................................ 30

SECTION 7      AFFIRMATIVE COVENANTS......................................................... 30
      7.1      Items to be Furnished......................................................... 30
      7.2      Use of Proceeds............................................................... 32
      7.3      Books and Records............................................................. 32
      7.4      Inspections................................................................... 32
      7.5      Taxes......................................................................... 32
      7.6      Payment of Obligations........................................................ 32
      7.7      Expenses...................................................................... 32
      7.8      Maintenance of Existence, Assets, and Business................................ 32
      7.9      Insurance..................................................................... 32
      7.10     Preservation and Protection of Rights......................................... 33
      7.11     Environmental Laws............................................................ 33
      7.12     Indemnification............................................................... 33
      7.13     REIT Status................................................................... 34
      7.14     ERISA Exemptions.............................................................. 34
      7.15     Property Pool................................................................. 34

SECTION 8      NEGATIVE COVENANTS............................................................ 35
      8.1      Payment of Obligations........................................................ 35
      8.2      Employee Plans................................................................ 35
      8.3      Recourse Debt................................................................. 35
      8.4      Transactions with Affiliates.................................................. 35
      8.5      Compliance with Laws and Documents............................................ 36
      8.6      Loans, Advances and Investments............................................... 36
      8.7      Dividends and Distributions................................................... 37
      8.8      Sale of Assets................................................................ 38
      8.9      Mergers and Dissolutions...................................................... 38
      8.10     Assignment.................................................................... 38
      8.11     Fiscal Year and Accounting Methods............................................ 38
      8.12     New Businesses................................................................ 38
      8.13     Government Regulations........................................................ 38
      8.14     Negative Pledge Agreements.................................................... 38

SECTION 9      FINANCIAL COVENANTS........................................................... 38
      9.1      Leverage Ratio................................................................ 39
      9.2      Minimum Tangible Net Worth.................................................... 39

       9.3  Interest Expense Coverage Ratio.............................................   39
       9.4  Fixed Charge Coverage Ratio.................................................   39
       9.5  Debt to Total Asset Value Ratio.............................................   39

SECTION 10  DEFAULT.....................................................................   39
      10.1  Payment of Obligation.......................................................   39
      10.2  Covenants...................................................................   39
      10.3  Debtor Relief...............................................................   39
      10.4  Judgments and Attachments...................................................   39
      10.5  Government Action...........................................................   40
      10.6  Misrepresentation...........................................................   40
      10.7  Default Under Other Agreements..............................................   40
      10.8  Validity and Enforceability of Loan Documents...............................   40
      10.9  Management Changes..........................................................   40
     10.10  Plan Assets.................................................................   41

SECTION 11  RIGHTS AND REMEDIES.........................................................   41
      11.1  Remedies Upon Default.......................................................   41
      11.2  Waivers.....................................................................   41
      11.3  Performance by Agent........................................................   41
      11.4  Not in Control..............................................................   41
      11.5  Course of Dealing...........................................................   42
      11.6  Cumulative Rights...........................................................   42
      11.7  Application of Proceeds.....................................................   42
      11.8  Diminution in Value of Collateral...........................................   42
      11.9  Certain Proceedings.........................................................   42

SECTION 12  AGENT AND LENDERS...........................................................   42
      12.1  Agent.......................................................................   42
      12.2  Delegation of Duties; Reliance..............................................   43
      12.3  Limitation of Agent's Liability.............................................   43
      12.4  Limitation of Liability.....................................................   44
      12.5  Intercreditor Agreement.....................................................   44
      12.6  Confirmation of Intercreditor Agreement.....................................   44

SECTION 13  MISCELLANEOUS...............................................................   45
      13.1  Headings....................................................................   45
      13.2  Nonbusiness Days; Time......................................................   45
      13.3  Communications..............................................................   45
      13.4  Form and Number of Documents................................................   45
      13.5  Survival....................................................................   45
      13.6  Governing Law...............................................................   45
      13.7  Invalid Provisions..........................................................   45
      13.8  Venue; Service of Process; Jury Trial.......................................   46
      13.9  Amendments, Consents, Conflicts and Waivers.................................   46
     13.10  Multiple Counterparts.......................................................   47
     13.11  Successors and Assigns; Participations......................................   47
     13.12  Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances.   49
     13.13  Confidentiality.............................................................   49
     13.14  Arbitration.................................................................   49
            (a)  SPECIAL RULES..........................................................   50
            (b)  RESERVATION OF RIGHTS..................................................   50
     13.15  Limitation of Liability of Trustees, Shareholders and Officers of Borrower..   50
     13.16  Entirety....................................................................   50
     13.17  Amendment and Restatement...................................................   51

                             SCHEDULES AND EXHIBITS


Schedule 1            Parties, Addresses, Commitments and Wiring Information
Schedule 5            Closing Documents
Schedule 6.2          Jurisdictions of Incorporation, Business, and Names
Schedule 6.7          Litigation
Schedule 6.9          Environmental Matters
Schedule 6.12         Chief Executive Office
Schedule 6.14         Affiliates Transactions
Schedule 6.22         Minority Interests
Schedule 8.6          Permitted Minority Interests

Exhibit A             Form of Revolving Credit Note
Exhibit B             Borrowing Request
Exhibit C             Compliance Certificate
Exhibit D             Form of Assignment and Acceptance
Exhibit E             Form of Swing Line Note

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

     THIS AMENDED AND RESTATED CREDIT AGREEMENT is dated as of May 1, 1997, among SECURITY CAPITAL INDUSTRIAL TRUST, a Maryland real estate investment trust ("Borrower"), the Lenders (defined below), and NATIONSBANK OF TEXAS, N.A. ("NationsBank"), for itself and as Agent for the Lenders (in such capacity, "Agent").

                                R E C I T A L S:
                                - - - - - - - -

     1. Reference is hereby made to that certain Credit Agreement dated as of May 3, 1995, by and between Borrower, Agent, and the Lenders defined therein (the "Original Credit Agreement").

     2. Agent, Lenders, and Borrower amended and restated the Original Credit Agreement in its entirety as and pursuant to that certain Amended and Restated Credit Agreement dated as of June 1, 1995 (the "Restated Loan Agreement").

     3. Agent, Lenders, and Borrower amended the Restated Loan Agreement pursuant to that certain First Amendment to Credit Agreement dated as of June 1, 1995 and that certain Second Amendment to Credit Agreement dated as of February 15, 1996.

     4. Agent, Lenders, and Borrower amended and restated the Restated Loan Agreement in its entirety as and pursuant to that certain Amended and Restated Credit Agreement dated as of May 2, 1996 (the "Second Restated Loan Agreement").

     5. Borrower has requested that Lenders modify certain provisions contained in the Second Restated Loan Agreement.

     6. Agent, Lenders, and Borrower desire and have agreed to amend and restate the Second Restated Loan Agreement in its entirety as and pursuant to this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1  DEFINITIONS AND TERMS.

     1.1  Definitions.  Unless otherwise indicated, as used in the Loan
Documents:

     "Advisory Agreement" means that certain Seventh Amended and Restated REIT Management Agreement dated as of June 30, 1996, between Borrower and Security Capital Industrial Incorporated, as amended, supplemented, or restated from time-to-time.

     "Affiliate" of a Person means any other individual or entity who directly or indirectly controls, or is controlled by, or is under common control with, that Person. For purposes of this definition "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of power to direct (or cause the direction of) management or policies (whether through ownership of voting securities or other ownership interests, by contract, or otherwise).

     "Agent" means NationsBank of Texas, N.A., a national banking association, and its successor or successors as agent for Lenders under this Agreement.

     "Agreement" means this Credit Agreement, as amended, supplemented, or restated from time-to-time.

     "Applicable Margin" means, at the time of determination thereof, the interest margin over the Base Rate or the LIBOR Rate, as the case may be, based on the Rating Requirement as follows:

-------------------------------------------------------------------
         Rating Requirement                    Applicable Margin
-------------------------------------------------------------------
Moody's            S & P          DCR        Base Rate      LIBOR
 Rating           Rating         Rating     Borrowings   Borrowings

-------------------------------------------------------------------
Less than       Less than     Less than         .5%        2.000%
 Baa3 or not    BBB- or not   BBB- or not
 rated          rated         rated
-------------------------------------------------------------------
Baa3            BBB-          BBB-               0%        1.200%
-------------------------------------------------------------------
Baa2            BBB           BBB                0%        1.075%
-------------------------------------------------------------------
Baa1            BBB+          BBB+               0%        0.950%
-------------------------------------------------------------------
A3              A-            A-                 0%        0.825%
-------------------------------------------------------------------
A2 or better    A or better   A or better        0%        0.700%
-------------------------------------------------------------------

     "Base Rate" means, for any day, the greater of (a) the sum of the Federal Funds Rate plus one-half of one percent (0.5%), and (b) the annual interest rate most recently announced by Agent as its prime rate (or, if the Person then acting as Agent under this Agreement is not a bank organized under the Laws of the United States or any State, then the rate announced by NationsBank of Texas, N.A. as its prime rate) in effect at its principal office, automatically fluctuating upward and downward with and as specified in each announcement without special notice to Borrower or any other Person (which prime rate may not necessarily represent the lowest or best rate actually charged to a customer).

     "Base Rate Borrowing" means a Borrowing bearing interest at the sum of the Base Rate plus the Applicable Margin.

     "Borrower" is defined in the preamble to this Agreement.

     "Borrowing" means (without duplication) any amount disbursed by (a) Lenders to or on behalf of Borrower under the Loan Documents (including any Swing Line
Loan), or (b) any Lender in accordance with, and to satisfy the obligations of Borrower under, any Loan Document.

     "Borrowing Date" means for any Borrowing (a) the date for which funds are requested by Borrower, or (b) the date any Borrowing is converted hereunder to another Type of Borrowing.

     "Borrowing Request" means a request substantially in the form of the attached Exhibit B.

     "Business Day" means (a) for all purposes, any day other than Saturday, Sunday, and any other day that commercial banks are authorized by Law to be closed in Texas or New York, and (b) for purposes of any LIBOR Borrowing, a day that satisfies the requirements of clause (a) and is a day when commercial banks are open for domestic or international business in London.

     "Capital Expenditures" means, on an annual basis, an amount equal to the product of (a) the sum of the total square footage with respect to all completed industrial space in all Properties of Borrower and its Consolidated Affiliates as of the last day of each of the immediately preceding five (5) calendar quarters, divided by five (5), and (b) $0.15.

     "Capital Lease" means any capital lease or sublease that has been (or under GAAP should be) capitalized on a balance sheet.

     "Cash Equivalents" means (a) investments and direct obligations of the United States of America or any agency thereof, or obligations fully guaranteed by the United States of America or any agency thereof, provided that such obligations mature within one (1) year of the date of acquisition thereof, (b) commercial paper rated "A-1" (or higher) according to S & P, or "P-1" (or higher) according to Moody's and maturing not more than one hundred eighty (180) days from the date of acquisition thereof, (c) time deposits with, and certificates of deposit and bankers' acceptances issued by, Agent or any United States bank having capital surplus and undivided profits aggregating at least $1,000,000,000, and (d) mutual funds whose investments are substantially limited to the foregoing.

     "Change in Control" means, with respect to Borrower, the transfer of beneficial ownership of the outstanding capital stock of Borrower such that (a) Security Capital Group Incorporated and/or its Affiliates own, directly or indirectly, less than twenty percent (20%) of the capital stock of Borrower, and
(b) any Person other than Security Capital Group Incorporated and/or its Affiliates owns, directly or indirectly, more than twenty percent (20%) of the capital stock of Borrower.

     "Closing Date" means the date this Agreement is fully executed and delivered.

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Commitment" means, for a Lender, the amount (which is subject to reduction and cancellation as provided in this Agreement) stated beside such Lender's name on Schedule 1 as most recently amended under this Agreement.

     "Commitment Percentage" means, for any Lender, the proportion (stated as a percentage) that its Commitment bears to the Total Commitment.

     "Compliance Certificate" means a certificate substantially in the form of the attached Exhibit C and signed by a Responsible Officer.

     "Consenting Lenders" is defined in Section 3.20.

     "Consolidated Affiliate" means, in respect of any Person, any other Person in whom such Person holds an equity or ownership interest and whose financial results would be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

     "Construction Interest" means Interest Expense for the construction of projects on Properties, which Interest Expense is capitalized in accordance with GAAP.

     "Conversion Date" is defined in Section 3.21.

     "Conversion Notice" is defined in Section 3.21.

     "Current Financials" means, at any time, the consolidated Financial Statements of Borrower and its Consolidated Affiliates most recently delivered to Agent under Section 7.1(a) or 7.1(b), as the case may be.

     "Customary Recourse Exceptions" means, with respect to any Non-Recourse Debt, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for fraud, misapplication of cash, environmental claims, and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financings of real estate.

     "DCR" means Duff & Phelps Credit Rating Co. or, if DCR no longer publishes ratings, then another ratings agency acceptable to Agent.

     "DCR Rating" means the most recently-announced rating from time-to-time of DCR assigned to any class of long-term senior, unsecured Liability securities issued by Borrower, as to which no letter of credit, guaranty, or third party credit support is in place, regardless of whether all or any part of such Liability has been issued at the time such rating was issued.

     "Debtor Relief Laws" means Title 11 of the United States Code and all other applicable state or federal liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Laws affecting creditors' Rights in effect from time-to-time.

     "Debt to Total Asset Value Ratio" means, for Borrower and its Consolidated Affiliates, the ratio of Total Indebtedness to Total Asset Value.

     "Default" is defined in Section 10.

     "Default Rate" means an annual rate of interest equal from day to day to the lesser of (a) the then-existing Base Rate plus four percent (4%), and (b) the Maximum Rate.

     "Disqualified Stock" means any of Borrower's capital stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) (a) matures or is subject to mandatory redemption, pursuant to a sinking fund obligation or otherwise, (b) is convertible into or exchangeable or exercisable for a Liability or Disqualified Stock during the term of this Agreement,

(c) is redeemable during the term of this Agreement at the option of the holder of such stock, or (d) otherwise requires any payments by Borrower, in each case on or before the Termination Date.

     "Distribution" means, with respect to any shares of any capital stock, partnership interests, limited liability company interests, or other equity securities or other interests issued by a Person, (a) the retirement, redemption, purchase, or other acquisition for value of such capital stock, partnership interests, limited liability company interests, or other securities by such Person, (b) the declaration or payment of any dividend on or with respect to such capital stock, partnership interests, limited liability company interests, or other securities by such Person, (c) any loan or advance by that Person to, or other investment by that Person in, the holder of any of such capital stock, partnership interests, limited liability company interests, or other securities, and (d) any other payment by that Person with respect to such capital stock, partnership interests, limited liability company interests, or other securities.

     "Eligible Institution" means a commercial bank or a finance company, insurance company, or other financial institution that is regularly engaged in making, purchasing, or investing in loans, but shall not include any Person which is an Affiliate of Borrower.

     "Employee Plan" means an employee pension benefit plan covered by Title IV of ERISA and established or maintained by Borrower or any of its Consolidated Affiliates.

     "Environmental Law" means any Law that relates to the pollution or protection of the environment or to Hazardous Substances.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "Excluded Debt Service" means, for any period, any regularly scheduled principal payments on (a) the Term Loans, (b) any Total Indebtedness which pays such Total Indebtedness in full, but only to the extent that the amount of such final payment is greater than the scheduled principal payment immediately preceding such final payment, and (c) any Total Indebtedness that is rated investment grade or better by at least two (2) of Moody's, S & P, and DCR and issued prior to December 31, 1996 (as such date may be extended for one (1) year for each one- (1-) year extension pursuant to Section 3.20).

     "Extension Request" is defined in Section 3.20.

     "Federal Funds Rate" means, on any day, the annual rate (rounded upwards, if necessary, to the nearest 0.01%) determined by Agent (which determination is conclusive and binding, absent manifest error) to be equal to the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers as published by the Federal Reserve Bank of New York on the next successive Business Day; provided, however, that (a) if such determination date is not a Business Day, then the Federal Funds Rate for such day shall be the rate for such transactions on the next preceding Business Day as published on the next successive Business Day, or (b) if those rates are not published for any Business Day, then the Federal Funds Rate shall be the average of the quotations at approximately 10:00 a.m. on such Business Day received by Agent from three (3) federal funds brokers of recognized standing selected by Agent in its sole discretion.

     "Financial Statements" of a Person means balance sheets and statements of earnings, shareholders' equity, and cash flow prepared (a) according to GAAP,
(b) except as stated in Section 1.4, in comparative form to prior year-end figures or corresponding periods of the preceding fiscal year, as applicable, and (c) on a consolidated basis if that Person had any Consolidated Affiliates during the applicable period; provided that Financial Statements for any fiscal quarter may omit footnotes and shall be subject to normal audit adjustments.

     "Fixed Charge Coverage Ratio" means, as of any date, the ratio of (a) (i) Funds from Operations, plus (ii) Interest Expense, minus (iii) Capital Expenditures, to (b) the sum of (i) Interest Expense, plus (ii) Distributions of any kind or character or other proceeds paid or payable with respect to Disqualified Stock, plus (iii) any regularly scheduled principal payments on Total Indebtedness (other than Excluded Debt Service), in each case for Borrower and its Consolidated Affiliates and for the four (4) fiscal quarters ending on the date of determination.

     "Funding Loss" means, without duplication, any loss, expense, or costs incurred by any Lender (including any loss, expense, or cost incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make or maintain any portion of any Borrowing as a LIBOR Borrowing, but excluding loss of anticipated profit) when (a) Borrower fails or refuses (for any reason other than any Lender's failure to comply with this Agreement) to take any Borrowing that it has requested under this Agreement, or (b) Borrower prepays or pays any Borrowing or converts any Borrowing to a Borrowing of another Type, in each case, before the last day of the applicable Interest Period.

     "Funds from Operations" means, for Borrower for any period, net earnings (before Distributions in respect of preferred shares) plus depreciation and amortization (exclusive of amortization of financing costs), all as determined in accordance with GAAP; provided that there shall not be included in such calculation (a) any proceeds of any insurance policy other than rental or business interruption insurance received by such Person, (b) any gain or loss which is classified as "extraordinary" in accordance with GAAP, (c) any capital gains and taxes on capital gains (in each case exclusive of such amounts that are attributable to SCI Services), or (d) net earnings of Unconsolidated Affiliates to the extent such earnings are not distributable to Borrower after the request of Borrower. Funds from Operations shall be calculated as if all minority interests in Consolidated Affiliates have been converted into capital stock of Borrower. Funds from Operations shall not be increased or decreased by gains or losses from sales of depreciated Properties.

     "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable on the date of this Agreement, subject to changes permitted by Section 1.4.

     "Hazardous Substance" means any substance (a) the presence of which requires removal, remediation, or investigation under any Environmental Law, or
(b) that is defined or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance under any Environmental Law.

     "Historical Value" means the purchase price of any Property (including improvements) and ordinary related purchase transaction costs, plus the cost of subsequent capital improvements made by Borrower or a Consolidated Affiliate, less any provision for losses, all as determined in accordance with GAAP.

     "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of June 1, 1995, among Agent and Lenders, as modified, amended, or supplemented from time-to-time.

     "Interest Expense" means, for any Person for any period, all of such Person's paid, accrued, or capitalized interest expense on such Person's Total Indebtedness (whether direct, indirect, or contingent, and including interest on all convertible Liabilities), but excluding (a) Construction Interest, and (b) Interest Expense that is not paid or payable in cash.

     "Interest Expense Coverage Ratio" means, as of any date, the ratio of (a) the sum of (i) Funds from Operations, plus (ii) Interest Expense to (b) the sum of (i) Interest Expense, plus (ii) Distributions of any kind or character or other proceeds paid or payable with respect to any Disqualified Stock, in each case for Borrower and its Consolidated Affiliates and for the four (4) fiscal quarters ending on the date of determination.

     "Interest Period" has the meaning set forth in Section 3.9.

     "Investment" in any Person means any investment, whether by means of share purchase, loan, advance, extension of credit, capital contribution, or otherwise, in or to such Person, the guaranty of any Liabilities of such Person, or the subordination of any claim against such Person to other Liabilities of such Person.

     "Laws" means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, and interpretations of any Tribunal.

     "Lenders" means the financial institutions named on the attached Schedule 1 or on the most recently amended Schedule 1, if any, delivered by Agent under this Agreement, and, subject to this Agreement, their respective successors and assigns (but not any Participant who is not otherwise a party to this Agreement).

     "Leverage Ratio" means, for Borrower and its Consolidated Affiliates as of any date, the ratio of (a) Total Indebtedness of such Person, to (b) Tangible Net Worth.

     "Liabilities" means (without duplication), for any Person, (a) any obligations required by GAAP to be classified upon such Person's balance sheet as liabilities, (b) any liabilities secured (or for which the holder of the Liability has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by that Person, (c) any obligations that have been (or under GAAP should be) capitalized for financial reporting purposes, (d) any guaranties, endorsements, and other contingent obligations with respect to Liabilities or obligations of others, and (e) such Person's Share of the Total Indebtedness of any Unconsolidated Affiliates of such Person, and "Liability" means any of the Liabilities.

     "LIBOR Borrowing" means a Borrowing bearing interest at the sum of the LIBOR Rate plus the Applicable Margin.

     "LIBOR Rate" means, with respect to a LIBOR Borrowing for the relevant Interest Period, the annual interest rate (rounded upward, if necessary, to the nearest 0.01%) equal to the rate that deposits in United States dollars are offered by Agent to other major banks in the Eurodollar market at approximately 9:00 a.m. two (2) Business Days before the first day of the applicable Interest Period in an amount comparable to the amount of the applicable LIBOR Borrowing and having a maturity approximately equal to the applicable Interest Period.

     "Lien" means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind and any other substantially similar arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners.

     "Litigation" means any action by or before any Tribunal.

     "Loan Documents" means (a) this Agreement, certificates and reports delivered under this Agreement, and exhibits and schedules to this Agreement,
(b) the Notes and all agreements, documents, and instruments in favor of Agent or Lenders (or Agent on behalf of Lenders) ever delivered in connection with or under this Agreement or otherwise delivered in connection with all or any part of the Obligation, and (c) all renewals, extensions, and restatements of, and amendments and supplements to, any of the foregoing.

     "Material Adverse Event" means any circumstance or event that, individually or collectively with other circumstances or events, reasonably is expected to result in any (a) material impairment of the ability of Borrower to perform any of its payment or other material obligations under any Loan Document, (b) material impairment of the ability of Agent or any Lender to enforce (i) any of the material obligations of Borrower under this Agreement or (ii) any of their respective Rights under the Loan Documents, and, in the case of (i) and (ii), such impairment shall substantially interfere with the realization of the principal legal benefits provided by this Agreement or the other Loan Documents,
(c) material and adverse effect on the financial condition of Borrower and its Consolidated Affiliates as a whole as represented to Lenders in the Current Financials, or (d) Default.

     "Maximum Amount" and "Maximum Rate" respectively mean, for a Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

     "Moody's" means Moody's Investors Service, Inc. or, if Moody's no longer publishes ratings, another ratings agency acceptable to Agent.

     "Moody's Rating" means the most recently-announced rating from time-to-time of Moody's assigned to any class of long-term senior, unsecured Liability securities issued by Borrower, as to which no letter of credit, guaranty, or third party credit support is in place, regardless of whether all or any part of such Liability has been issued at the time such rating was issued.

     "Multi-employer Plan" means a multi-employer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which Borrower or any of its Consolidated Affiliates (or any Person that, for purposes of Title IV of ERISA, is a member of Borrower's controlled group or is under common control with Borrower within the meaning of Section 414 of the Code) is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

     "New Ventures" means corporations, limited liability companies, partnerships, joint ventures, and similar entities that are in the business of providing logistics, distribution, or related services, but whose primary business is not the ownership of industrial properties.

     "NOI" means, for any period and any Property owned for three (3) or more months as of any determination date or on which substantial completion of improvements thereon was completed for three (3) or more months as of any determination date, the difference between (a) any cash rentals, proceeds, expense reimbursements, or income received from such Property (but excluding security or other deposits, late fees, early lease termination or other penalties of a non-recurring nature), less (b) all cash costs and expenses (including interest on assessment bonds) incurred as a result of, or in connection with, the development, operation, or leasing of such Property, in each case determined in accordance with GAAP.

     "Non-Consenting Lenders" is defined in Section 3.20.

     "Non-Recourse Debt" means, for any Person, any Total Indebtedness of such Person in which the holder of such Total Indebtedness may not look to such Person personally for repayment, other than to the extent of any security therefor or pursuant to Customary Recourse Exceptions.

     "Notes" means one of the promissory notes substantially in the form of the attached Exhibit A and the Swing Line Note, and all renewals, extensions, modifications, rearrangements, and replacements thereof and any and all substitutions therefor, and "Note" means any one of the Notes.

     "Obligation" means all present and future indebtedness and obligations, and all renewals, increases, and extensions thereof, or any part thereof, now or hereafter owed to Agent or any Lender by Borrower under any Loan Document, together with all interest accruing thereon, fees, costs, and expenses (including all reasonable attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Documents or in connection with the protection of Rights under the Loan Documents.

     "Operating Sub-Pool" is defined in Section 7.15.

     "Original Unpaid Principal Balance" is defined in Section 3.21(a).

     "Participant" is defined in Section 13.11(b).

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereof, established under ERISA.

     "Permitted Distributions" means, for Borrower for any fiscal year of Borrower, an amount not to exceed ninety-five percent (95%) of Funds from Operations for such fiscal year.

     "Permitted Liens" means (a) Liens granted to Agent to secure the Obligation, (b) pledges or deposits made to secure payment of worker's compensation (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions, or social security programs, (c) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not materially impair the use of such property for the purposes intended and none of which is violated in any material respect by existing or proposed structures or land use, (d) the following: (i) Liens for taxes not yet due and payable or that are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with GAAP or otherwise reasonably acceptable to Agent have been provided; or (ii) Liens imposed by mandatory provisions of law such as for materialmen's, mechanic's, warehousemen's, and other like Liens arising in the ordinary course of business, securing payment of any Liability whose payment is not yet due, (e) Liens for taxes, assessments, and governmental charges or assessments that are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with GAAP or otherwise reasonably acceptable to Agent have been provided, (f) Liens on Properties where Borrower is insured against such Liens by title insurance, (g) Liens securing assessments or charges payable to a property owner association or similar entity, which assessments are not yet due and payable or that are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with GAAP or otherwise reasonably acceptable to Agent have been provided, (h) Liens securing assessment bonds, so long as Borrower or its Consolidated Affiliates are not in material default under the terms thereof, or (i) Liens granted to Borrower by a Consolidated Affiliate or an Unconsolidated Affiliate of Borrower.

     "Person" means any individual, entity, or Tribunal.

     "Pool" is defined in Section 7.15.

     "Pool Consolidated Affiliates" means (a) SCI Services, and (b) Consolidated Affiliates of Borrower (i) that have no Recourse Debt (other than to Borrower),
(ii) whose capital stock, partnership interests, limited liability interests, or other equity interests owned by Borrower or Consolidated Affiliates of Borrower are not subject to any Lien (other than Permitted Liens), (iii) in which Borrower shall have at least similar control as it has with respect to any of the Consolidated Affiliates set forth on Schedule 8.6, and (iv) in which Borrower has the ability to cause such Consolidated Affiliates to incur, assume, guarantee, or grant Liens to secure, any Liabilities of Borrower.

     "Potential Default" means the occurrence of any event or the existence of any circumstance that would, upon notice or lapse of time or both, become a Default.

     "Preferred Stock Subsidiary" of any Person means a corporation issuing non-voting preferred stock and no more than ten percent (10%) of the issued and outstanding voting common stock to such Person, which corporation either (a) is a Consolidated Affiliate of such Person, or (b) owns no assets other than (i) securities of Consolidated Affiliates of such Preferred Stock Subsidiary, or
(ii) fifty-one percent (51%) or more of the voting securities of Unconsolidated Affiliates of such Preferred Stock Subsidiary.

     "Principal Debt" means, for a Lender and at any time, the unpaid principal balance of all outstanding Borrowings from such Lender hereunder.

     "Properties" means real estate properties owned by Borrower or a Consolidated Affiliate of Borrower, and "Property" means any one of the Properties.

     "Pro Rata" and "Pro Rata Part" means, when determined for any Lender, the proportion (stated as a percentage) that such Lender's Commitment bears to the Total Commitment, or, if the Total Commitments shall have been terminated, then the proportion (stated as a percentage) that the sum of the Principal Debt owed to such Lender bears to the Total Principal Debt owed to all Lenders.

     "Purchaser" is defined in Section 13.11(c).

     "Rating Requirement" means, as of any date of determination, the lower of the two (2) highest ratings of the Moody's Rating, the S & P Rating, and the DCR Rating. For purposes hereof, the correlation of the levels or grades of the Moody's Rating, the S & P Rating, and the DCR Rating shall be as set forth in the table included herein in the definition of "Applicable Margin" in the column labeled "Rating Requirement." Each change in the Rating Requirement shall be effective commencing on the fifth (5th) Business Day following the earlier to occur of (a) Agent's receipt of notice from Borrower, as required in Section 7.1(k), of a change in the Moody's Rating, the S & P Rating, or the DCR Rating and (b) Agent's actual knowledge of a change in the Moody's Rating, the S & P Rating, or the DCR Rating.

     "Real Estate Manager" means, at any time, any Affiliate which is serving at such time as an advisor to Borrower or any Consolidated Affiliate with respect to the acquisition, sale, development, management, or operation of real property or interests therein.

     "Recourse Debt" means Total Indebtedness that is not Non-Recourse Debt; provided that "Recourse Debt" shall not include Recourse Debt of Unconsolidated Affiliates of such Person unless the holder of such Recourse Debt has recourse against such Person for the payment of such Recourse Debt other than to the extent of any security therefor or pursuant to any Customary Recourse Exceptions.

     "REIT" means a "real estate investment trust" for purposes of the Code.

     "Representatives" means representatives, officers, directors, employees, attorneys, and agents.

     "Required Lenders" means the Lenders required under the Intercreditor Agreement to modify, amend, or waive any term or condition herein, or to require Agent to take any action hereunder.

     "Required Level" means, with respect to Properties in the Operating Sub-Pool, the lesser of (a) the aggregate Historical Value less the outstanding balance of any assessment bonds of the Properties in the Operating Sub-Pool, and
(b) (i) in the case of Properties in the Operating Sub-Pool that are not refrigerated warehouse Properties, the aggregate NOI of such Properties divided by nine and one quarter percent (9.25%), and (ii) in the case of Properties in the Operating Sub-Pool that are refrigerated warehouse Properties, the aggregate NOI (adjusted to include a capital reserve of at least $1.75 per square foot) of such Properties divided by ten percent (10%); provided that for Properties in the Operating Sub-Pool owned for less than three (3) months, the Required Level shall equal the Historical Value of such Properties. For purposes of the foregoing, NOI shall be determined for the twelve- (12-) month period ending on the date of determination; provided, however, that for any Property (i) owned by Borrower or a Consolidated Affiliate for less than twenty-four (24) months as of the date of determination, or (ii) on which substantial completion of improvements thereon was completed less than twenty-four (24) months prior to the date of determination, NOI shall be annualized based upon the NOI of such Property in a manner satisfactory to Agent.

     "Reserve Requirement" means, with respect to any LIBOR Borrowing for the relevant Interest Period, the actual aggregate reserve requirements (including all basic, supplemental, emergency, special, marginal, and other reserves required by applicable Law) applicable to a member bank of the Federal Reserve System for eurocurrency fundings or liabilities.

     "Responsible Officer" means any chairman, president, chief executive officer, chief financial officer, controller, secretary, senior vice president, or vice president of Borrower.

     "Rights" means rights, remedies, powers, privileges, and benefits.

     "SCG Acquisition" means Borrower's acquisition of certain management and property management operations from Security Capital Group, as described in that certain letter dated March 27, 1997, from Borrower to Agent, pursuant to which Borrower shall become internally-managed.

     "SCI Services" means SCI Development Services Incorporated.

     "Share" means, for any Person, such Person's share of the Total Assets or Liabilities of an Unconsolidated Affiliate based on such Person's percentage ownership of such Unconsolidated Affiliate.

     "Solvent" means, as to a Person, that (a) the aggregate fair market value of its assets exceeds its liabilities, (b) it has sufficient cash flow to enable it to pay its Liabilities as they mature, and (c) it does not have unreasonably small capital to conduct its businesses.

     "S & P" means Standard & Poor's Rating Group, a division of McGraw Hill, Inc., a New York corporation, or, if S & P no longer publishes ratings, then another ratings agency acceptable to Agent.

     "S & P Rating" means the most recently-announced rating from time-to-time of S & P assigned to any class of long-term senior, unsecured Liability securities issued by Borrower, as to which no letter of credit, guaranty, or third party credit support is in place, regardless of whether all or any part of such Liability has been issued at the time such rating was issued.

     "Stabilized Properties" means, as of any date, Properties that (a) are owned for the full quarterly period ending on such date, and (b) either (i) have achieved an average occupancy level based upon bona fide tenant leases requiring current rent payments of at least ninety-three percent (93%), or (ii) as of such date, have been owned for not less than twelve (12) consecutive months following Borrower's or a Consolidated Affiliate's acquisition thereof or substantial completion of improvements thereon.

     "Swing Line Loan" means a Borrowing made pursuant to Section 2.4.

     "Swing Line Note" means that certain promissory note executed by Borrower and payable to the order of NationsBank in the original principal amount of $25,000,000 substantially in the form of Exhibit E.

     "Swing Line Maturity Date" means May 1, 1998, and successive one-year extensions thereof if agreed to in writing by NationsBank in its sole discretion, but in no event, a date later than the Termination Date.

     "Tangible Net Worth" means, for any Person as of any date, (a) Total Assets less (to the extent included therein) the book value of all assets that would be treated as intangible assets under GAAP (including goodwill, trademarks, trade names, copyrights, patents, deferred charges, and unamortized debt discount and expense), minus (b) all Liabilities of such Person, minus (c) the amount determined in accordance with GAAP attributable to any minority interests in Consolidated Affiliates of such Person.

     "Taxes" means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon it, its income, or any of its properties, franchises, or assets.

     "Termination Date" means the earlier of (a) May 1, 1999 (subject to annual extensions under Section 3.20), and (b) the effective date that Lenders' commitments to lend hereunder are otherwise canceled or terminated in accordance with this Agreement.

     "Term Loan" and "Term Loans" are defined in Section 3.21(a).

     "Total Assets" means, for any Person as of any date, (a) such Person's total assets determined in accordance with GAAP, plus (b) accumulated depreciation with respect to such assets, minus (c) the total book value of such Person's equity investments in each Unconsolidated Affiliate of such Person, plus (d) such Person's Share of any total assets determined in accordance with GAAP of each Unconsolidated Affiliate of such Person.

     "Total Asset Value" means, for Borrower and its Consolidated Affiliates as of any date, the sum of (a) aggregate NOI (based on the three- (3-) month period ending on the date of determination and annualized in a manner satisfactory to Agent) from Stabilized Properties divided by eight and three-quarters of one percent (8.75%), plus (b) the total book value of (i) Properties other than Stabilized Properties, plus (c) the amount of any cash and Cash Equivalents, excluding tenant security and other restricted deposits, plus (d) the total book value of all other assets not described in (a), (b) or (c) above, excluding all intangibles and all equity investments in Unconsolidated Affiliates, plus (e) Borrower's and its Consolidated Affiliates' Share of the total book value of assets of Unconsolidated Affiliates determined in accordance with GAAP. Total Asset Value shall be calculated on a consolidated basis in accordance with GAAP.

     "Total Commitment" means, at any time, the sum of the Commitments of all of the Lenders.

     "Total Indebtedness" means, for any Person, all Liabilities of such Person that are (a) a Liability for borrowed money of such Person, (b) evidenced by bonds, debentures, notes, or similar instruments of such Person, (c) an obligation to pay the deferred purchase price of property or services, except trade payables arising in ordinary course of business, (d) secured by a Lien existing on any property of such Person or any interest of such Person therein, whether or not such Liability shall have been assumed by such Person, (e) a Capital Lease, (f) a guaranty, endorsement, or other contingent obligation of such Person (other than endorsements in the ordinary course of business of negotiable instruments or documents for deposit or collection), and (g) accounts payable, dividends of any kind or character or other proceeds payable with respect to any stock, accrued expenses, and other liabilities which in the aggregate are in excess of five percent (5%) of the amount of total assets of such Person determined in accordance with GAAP plus the amount of any accumulated depreciation with respect to such assets, as of the date of determination.

     "Total Principal Debt" means, at any time, the sum of the Principal Debt of all of the Lenders.

     "Tribunal" means any (a) local, state, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel, or (c) central bank.

     "Type" means any type of Borrowing determined with respect to the applicable interest option.

     "Unconsolidated Affiliate" means, in respect of any Person, any other Person in whom such Person holds a voting equity or ownership interest and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

     "Unused Commitment" means, at any time, (a) the Total Commitment minus (b) the Total Principal Debt (other than the Principal Debt of any Swing Line Loans).

     1.2 Time References. Unless otherwise specified in the Loan Documents (a) time references are to time in Dallas, Texas, and (b) in calculating a period from one date to another, the word "from" means "from and including" and the word "to" or "until" means "to but excluding."

     1.3  Other References.  Unless otherwise specified in the Loan Documents
(a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender, (b) headings and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Document in which they are used, (e) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions,
(f) references to "including" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Documents, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and
(j) references to any Loan Document or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

     1.4 Accounting Principles. Under the Loan Documents, unless otherwise stated, (a) GAAP determines all accounting and financial terms and compliance with financial covenants, (b) GAAP in effect on the date of this Agreement determines compliance with financial covenants, (c) otherwise, all accounting principles applied in a current period must be comparable in all material respects to those applied during the preceding comparable period, and (d) while Borrower has any Consolidated Affiliates, all accounting and financial terms and compliance with financial covenants must be on a consolidated basis, as applicable. If there is a change in GAAP after the date hereof, the Compliance Certificate shall include calculations setting forth the adjustments from the relevant financial items as shown in the Current Financials, based on the then-current GAAP, to the corresponding financial items based on GAAP as used in the Current Financials delivered to Agent and Lenders on or prior to the date hereof, so as to demonstrate how such financial covenant compliance was derived from the Current Financials; provided that Agent or Borrower may request the other to, whereupon the other party shall, negotiate in good faith for a period for not more than thirty (30) days regarding amendments to any affected covenants to make such covenants consistent with the prior covenants and GAAP, as then in effect, and, after any such revision as shall be agreed to by Borrower and Agent, this Agreement will be construed in accordance with GAAP as then in effect.

SECTION 2  COMMITMENT.

     2.1 Revolving Facility. Subject to the provisions in the Loan Documents, each Lender severally and not jointly agrees to lend to Borrower one or more Borrowings (except for Swing Line Loans) hereunder which Borrower may borrow, repay, and reborrow under this Agreement, subject to the following conditions:

     (a) each Borrowing requested by Borrower hereunder must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date;

     (b) each Borrowing requested by Borrower must be in an amount not less than $1,000,000 or a greater integral multiple of $100,000 or, if less, the Unused Commitment less the Principal Debt of any Swing Line Loans;

     (c) the Total Principal Debt may not exceed the Total Commitment; and

     (d) no Lender's Principal Debt may exceed such Lender's Commitment.

     2.2 Borrowing Procedure. The following procedures apply to Borrowings (other than Swing Line Loans):

     (a) Borrower may request a Borrowing by submitting to Agent a Borrowing Request. The Borrowing Request must be received by Agent no later than 11:00 a.m. on (i) the third (3rd) Business Day preceding the Borrowing Date for any LIBOR Borrowing or (ii) the Business Day preceding the Borrowing Date for any Base Rate Borrowing. Agent shall promptly notify each Lender of its receipt of any Borrowing Request and its contents. A Borrowing Request is irrevocable and binding on Borrower.

     (b) By 11:00 a.m. on the applicable Borrowing Date, each Lender shall remit its Pro Rata Part of each requested Borrowing by wire transfer to Agent pursuant to Agent's wire transfer instructions on Schedule 1 (or as otherwise directed by Agent) in funds that are available for immediate use by Agent. Subject to receipt of such funds, Agent shall make such funds available to Borrower in Dallas, Texas at 12:00 noon on such Borrowing Date (unless it has actual knowledge that any applicable condition precedent has not been satisfied by Borrower).

     (c) Absent contrary written notice from a Lender, Agent may assume that each Lender has made its Pro Rata Part of the requested Borrowing available to Agent on the applicable Borrowing Date, and Agent may, in reliance upon such assumption (but is not required to), make available to Borrower a corresponding amount. If a Lender fails to make its Pro Rata Part of any requested Borrowing available to Agent on the applicable Borrowing Date, Agent may recover the applicable amount on demand (i) from such Lender, together with interest at the Federal Funds Rate for the period commencing on the date the amount was made available to Borrower by Agent and ending on (but excluding) the date Agent recovers the amount from such Lender, or (ii) if such Lender fails to pay its amount upon demand, then from Borrower, together with interest at an annual interest rate equal to the rate applicable to the requested Borrowing for the period commencing on the Borrowing Date and ending on (but excluding) the date Agent recovers the amount from Borrower. No Lender is responsible for the failure of any other Lender to make its Pro Rata Part of any Borrowing.

     2.3 Termination. Without premium or penalty, and upon giving at least three (3) Business Days prior written and irrevocable notice to Agent, Borrower may terminate all or part of the unused portion of the Total Commitment, provided that Borrower may not partially terminate the unused portion of the Total Commitment such that the Total Commitment is less than $200,000,000. Each partial termination must be in an amount of not less than $1,000,000 or a greater integral multiple of $1,000,000, and shall be Pro Rata among all Lenders. Once terminated, the Total Commitment may not be increased or reinstated.

     2.4  Swing Line Sub-Facility.

     (a) Subject to the terms and conditions hereof, if necessary to meet Borrower's funding deadlines, NationsBank agrees to make Swing Line Loans to Borrower at any time on or prior to the Swing Line Maturity Date, not to exceed an amount at any one time outstanding equal to the lesser of (i) $25,000,000, or
(ii) the difference between the Total Commitment and the Total Principal Debt. Swing Line Loans shall constitute "Borrowings" for all purposes hereunder, except that Swing Line Loans shall not be considered a utilization of any Lender's Commitment. Notwithstanding the foregoing, the Total Principal Debt (including, without limitation, all Swing Line Loans) shall not at any time exceed the Total Commitment.

     (b) Each request for a Swing Line Loan shall be in an amount equal to $1,000,000 or a greater integral multiple of $100,000. Borrower may request a Swing Line Loan by submitting a Borrowing Request to Agent and NationsBank.
Such Borrowing Request must be received by Agent and NationsBank no later than 11:00 a.m. on the Borrowing Date for such Swing Line Loan, provided that Borrower shall have provided telephonic notice to Agent and NationsBank no later than 11:00 a.m. on the Borrowing Date for such Swing Line Loan. NationsBank shall make such Swing Line Loan available to Borrower in Dallas, Texas at 1:00 p.m. on such Borrowing Date.

     (c) If necessary to meet Borrower's funding deadlines, Agent may treat any Borrowing Request as a request for a Swing Line Loan from NationsBank and NationsBank may fund it as a Swing Line Loan. Within one (1) Business Day after each Swing Line Loan is funded, NationsBank shall request that each Lender, and each Lender shall, on the first (1st) Business Day after such request is made, purchase a portion of any one or more Swing Line Loans in an amount equal to such Lender's Pro Rata Part of such Swing Line Loans by funding under such Lender's Note, such purchase to be made in accordance with the terms of Section
2.2 of this Agreement just as if such Lender were funding directly to Borrower under its Note (such that all Lenders other than NationsBank shall fund only under their respective Note and not under the Swing Line Loan Note). Unless Agent knew when NationsBank funded a Swing Line Loan that Borrower had not satisfied the conditions in this Agreement to obtain a Borrowing, each Lender's obligation to purchase an interest in all Swing Line Loans shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation (i) any set-off, counterclaim, recoupment, defense, or other right which such Lender or any other Person may have against NationsBank or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Potential Default or Default or the termination of any Lender's Commitment, (iii) the occurrence of any Material Adverse Event, (iv) any breach of this Agreement or any other Loan Document by Borrower, any of its Affiliates, Agent, or any other Lender, or (v) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing. Any portion of a Swing Line Loan not so purchased and converted may be treated by NationsBank as a Borrowing which was not funded by the non-purchasing Lenders as contemplated in Section 2.2(c) of this Agreement, and as a funding by NationsBank under the Total Commitment in excess of NationsBank's Commitment. Each Swing Line Loan, once so sold, shall cease to be a Swing Line Loan for the purposes of this Agreement, but shall be a Borrowing made under the Total Commitment and each Lender's Commitment.

SECTION 3  TERMS OF PAYMENT.

     3.1  Notes and Payments.

     (a) The Principal Debt shall be evidenced by the Notes, one payable to each Lender in the stated principal amount of its Commitment.

     (b) Borrower must make each payment and prepayment on the Obligation, without offset, counterclaim, or deduction, to Agent's principal office in Dallas, Texas, in funds that will be available for immediate use by Agent by 12:00 noon on the day due. Payments received after such time shall be deemed received on the next Business Day. Agent shall pay to each Lender any payment to which such Lender is entitled on the same day Agent receives the funds from Borrower if Agent receives the payment or prepayment before 12:00 noon, and otherwise before 12:00 noon on the following Business Day. If and to the extent that Agent does not make payments to Lenders when due, unpaid amounts shall accrue interest at the Federal Funds Rate from the due date until (but not including) the payment date.

     3.2  Interest and Principal Payments.

     (a) Interest Payments. Accrued interest on each Borrowing is due and payable monthly as it accrues on the first (1st) day of each month during the term hereof (commencing on June 1, 1997) and on the Termination Date.

     (b) Principal Payments. The Total Principal Debt is due and payable on the Termination Date.

     (c) Voluntary Prepayment. Borrower may voluntarily repay or prepay all or any part of the Total Principal Debt at any time without premium or penalty, subject to the following conditions:

          (i) Agent must receive Borrower's written payment notice by 11:00 a.m. on (A) the Business Day preceding the date of payment of a LIBOR Borrowing and (B) the Business Day preceding the date of payment of a Base Rate Borrowing, which shall specify the payment date and the Type and amount of the Borrowing(s) to be paid, and which shall constitute an irrevocable and binding obligation of Borrower to make a repayment or prepayment on the designated date;

          (ii) each partial repayment or prepayment must be in a minimum amount of at least $1,000,000 or a greater integral multiple of $100,000, or, if less, the Total Principal Debt; and

          (iii) Borrower shall pay any related Funding Loss upon demand.

     3.3 Interest Options. Except as specifically otherwise provided, Borrowings shall bear interest at an annual rate equal to the lesser of (a) the Base Rate plus the Applicable Margin, or, except for Swing Line Loans, the LIBOR Rate plus the Applicable Margin (in each case as designated or deemed designated by Borrower and, in the case of LIBOR Borrowings, for the Interest Period designated by Borrower), and (b) the Maximum Rate. Each change in the Base Rate and Maximum Rate is effective, without notice to Borrower or any other Person, upon the effective date of such change.

     3.4 Quotation of Rates. A Representative of Borrower may call Agent before delivering a Borrowing Request to receive an indication of the interest rates then in effect, but the indicated rates do not bind Agent or Lenders or affect the interest rate that is actually in effect when Borrower delivers its Borrowing Request or on the Borrowing Date.

     3.5 Default Rate. If permitted by Law, all past-due Principal Debt and past-due interest accruing on any of the foregoing, bears interest from the date due (stated or by acceleration) at the Default Rate until paid, regardless whether payment is made before or after entry of a judgment.

     3.6 Interest Recapture. If the designated interest rate applicable to any Borrowing exceeds the Maximum Rate, the interest rate on that Borrowing is limited to the Maximum Rate, but any subsequent reductions in the designated rate shall not reduce the interest rate thereon below the Maximum Rate until the total amount of accrued interest equals the amount of interest that would have accrued if that designated rate had always been in effect. If at maturity (stated or by acceleration), or at final payment of the Notes, the total interest paid or accrued is less than the interest that would have accrued if the designated rates had always been in effect, then, at that time and to the extent permitted by applicable Law, Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest that would have accrued if the designated rates had always been in effect and the amount of interest that would have accrued if the Maximum Rate had always been in effect, and (b) the amount of interest actually paid or accrued on the Notes.

     3.7  Interest Calculations.

     (a) Interest will be calculated on the basis of actual number of days elapsed (including the first day but excluding the last day) but computed as if each calendar year consisted of 360 days for all Borrowings (unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may be). All interest rate determinations and calculations by Agent are conclusive and binding absent manifest error.

     (b) The provisions of this Agreement relating to calculation of the Base Rate and the LIBOR Rate are included only for the purpose of determining the rate of interest or other amounts to be paid under this Agreement that are based upon those rates. Each Lender may fund and maintain its funding of all or any part of each Borrowing as it selects.

     3.8 Maximum Rate. Regardless of any provision contained in any Loan Document or any document related thereto, it is the intent of the parties to this Agreement that neither Agent nor any Lender contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligation any amount in excess of the Maximum Rate or the Maximum Amount or receive any unearned interest in violation of any applicable Law, and, if Lenders ever do so, then any excess shall be treated as a partial repayment or prepayment of principal and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and

Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and Lenders and Borrower agree that is the case and that provision in this Agreement for multiple Borrowings is for convenience only), (b) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary repayments or prepayments and their effects, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation. However, if the Obligation is paid in full before the end of its full contemplated term, and if the interest received for its actual period of existence exceeds the Maximum Amount, then Lenders shall refund any excess (and Lenders may not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Amount). If the Laws of the State of Texas are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount," then those terms mean the "indicated rate ceiling" from time-to-time in effect under Article 5069-1.04, Title 79, Revised Civil Statutes of Texas, as amended. Borrower agrees that Chapter 15, Subtitle 79, Revised Civil Statutes of Texas, 1925, as amended (which regulates certain revolving credit loan accounts and revolving tri-party accounts), does not apply to the Obligation, other than Article 15.10(b).

     3.9 Interest Periods. When Borrower requests any LIBOR Borrowing, Borrower may elect the applicable interest period (each an "Interest Period"), which may be, at Borrower's option, one (1), two (2), three (3) or six (6) months for LIBOR Borrowings, subject to the following conditions: (a) the initial Interest Period for a LIBOR Borrowing commences on the applicable Borrowing Date or conversion date, and each subsequent Interest Period applicable to any Borrowing commences on the day when the next preceding applicable Interest Period expires; (b) if any Interest Period for a LIBOR Borrowing begins on a day for which there exists no numerically corresponding Business Day in the calendar month at the end of the Interest Period ("Ending Calendar Month"), then the Interest Period ends on the next succeeding Business Day of the Ending Calendar Month, unless there is no succeeding Business Day in the Ending Calendar Month in which case the Interest Period ends on the next preceding Business Day of the Ending Calendar Month; (c) no Interest Period for any portion of Principal Debt may extend beyond the scheduled repayment date for that portion of Principal Debt; and (d) there may not be in effect at any one time more than twelve (12) Interest Periods. Notwithstanding the foregoing, subject to the foregoing conditions and the consent of Agent (such consent to be in Agent's reasonable discretion), Borrower may, not more often than during four
(4) thirty (30) day periods during any twelve (12) month period during the term of this Agreement in anticipation of Borrower's prepayment of Borrowings from equity or debt offerings or financings, elect Interest Periods of seven (7) days, fourteen (14) days, or twenty-one (21) days.

     3.10 Conversions. Borrower may (a) on the last day of the applicable Interest Period convert all or part of a LIBOR Borrowing to a Base Rate Borrowing, (b) at any time convert all or part of a Base Rate Borrowing to a LIBOR Borrowing, and (c) on the last day of an Interest Period, elect a new Interest Period for a LIBOR Borrowing. Any such conversion is subject to the dollar limits and denominations of Section 2.1 and may be accomplished by delivering a Borrowing Request to Agent no later than 11:00 a.m. (i) on the third (3rd) Business Day before (A) the conversion date for conversion to a LIBOR Borrowing and (B) the last day of the Interest Period, for the election of a new Interest Period, and (ii) one (1) Business Day before the last day of the Interest Period for conversion to a Base Rate Borrowing. Absent Borrower's notice of conversion or election of a new Interest Period, a LIBOR Borrowing shall be converted to a Base Rate Borrowing when the applicable Interest Period expires.

     3.11  Order of Application.

     (a) If no Default exists, any payment shall be applied to the Obligation in the order and manner as provided in this Agreement.

     (b) If a Default exists, any payment (including proceeds from the exercise of any Rights) shall be applied in the following order: (i) to all fees and expenses for which Agent or Lenders have not been paid or reimbursed in accordance with the Loan Documents (and if such payment is less than all unpaid or unreimbursed fees and expenses, then the payment shall be paid against unpaid and unreimbursed fees and expenses in the order of incurrence or due date); (ii) to accrued interest on the Principal Debt; (iii) to the Principal Debt of any Swing Line Loans; and (iv) to the remaining Obligation in the order and manner as Agent deems appropriate.

     3.12 Sharing of Payments, Etc. If any Lender obtains any amount (whether voluntary, involuntary or otherwise, including as a result of exercising its Rights under Section 3.13) that exceeds the part of that payment that such Lender is then entitled to receive under the Loan Documents, then such Lender shall purchase from the other Lenders participations that will cause the purchasing Lender to share the excess amount ratably with each other Lender. If all or any portion of any excess amount is subsequently recovered from the purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of the recovery. Borrower agrees that any Lender purchasing a participation from another Lender under this Section may, to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to that participation as fully as if such Lender were the direct creditor of Borrower in the amount of that participation.

     3.13 Offset. If a Default exists, then each Lender is entitled, but is not obligated, to exercise (for the benefit of all Lenders in accordance with Section 3.12) the Rights of offset and banker's Lien against each and every account and other property, or any interest therein, that Borrower may now or hereafter have with, or which is now or hereafter in the possession of, that Lender to the extent of the full amount of the Obligation owed to it.

     3.14 Booking Borrowings. To the extent permitted by Law, any Lender may make, carry or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates. However, no Affiliate is entitled to receive any greater payment under Section 3.16 than the transferor Lender would have been entitled to receive with respect to those Borrowings.

     3.15 Basis Unavailable or Inadequate for the LIBOR Rate. If (a) Agent determines that the basis for determining the applicable rate is not available, or (b) any Lender determines that the resulting rate does not accurately reflect the cost to such Lender of making or converting Borrowings at that rate for the applicable Interest Period, then:

          (1) In the case of (a), Agent shall promptly notify Borrower and Lenders of that determination (which is conclusive and binding on Borrower absent manifest error), and all Borrowings shall bear interest at the sum of the Base Rate plus the Applicable Margin. Until Agent notifies Borrower that such circumstances no longer exist, Lenders' commitments under this Agreement to make, or to convert to, LIBOR Borrowings will be suspended.

          (2) In the case of (b), such Lender shall promptly notify Agent and Borrower, and all Borrowings of such Lender shall bear interest at the sum of the Base Rate plus the Applicable Margin. Until Agent notifies Borrower that such circumstances no longer exist, such Lender's commitment under this Agreement to make, or to convert to, LIBOR Borrowings will be suspended.

     3.16 Additional Costs. With respect to any Law, requirement, request, directive, or change affecting banking institutions generally:

     (a) Eurocurrency Reserves. If any Lender shall be required under any Reserve Requirement to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, then (i) such

Lender (through Agent) shall, within sixty (60) days after the end of any Interest Period with respect to any LIBOR Borrowing during which such Lender was so required to maintain reserves, deliver to Borrower a certificate stating (A) that such Lender was required to maintain reserves and as a result such Lender incurred additional costs in connection with making LIBOR Borrowings and (B) in reasonable detail, such Lender's computations of the amount of additional interest payable by Borrower, pursuant to the provisions below, and (ii) Borrower shall, promptly upon receipt of any such certificate, pay to Agent, for the account to such Lender, additional interest on the unpaid principal amount of each LIBOR Borrowing of such Lender made to it outstanding during the Interest Period with respect to which the above-referenced certificate was delivered to Agent, at a rate per annum equal to the difference obtained by subtracting (x) the LIBOR Rate for such Interest Period from (y) the rate obtained by dividing such LIBOR Rate by a percentage equal to 100% minus the Reserve Requirement of such Lender for such Interest Period. The amount of interest payable by Borrower to any Lender as stated in any certificate delivered to Agent pursuant to the provisions of this Section 3.16(a) shall be conclusive and binding for all purposes, absent manifest error. The provisions of this Section 3.16(a) shall survive the termination of this Agreement.

     (b) Reserves. With respect to any LIBOR Borrowing, if (i) any change in present Law, any change in the interpretation or application of any present Law, or any future Law imposes, modifies, or deems applicable (or if compliance by any Lender with any such requirement of any Tribunal results in) any such requirement that any reserves (including any marginal, emergency, supplemental or special reserves) be maintained, and (ii) those reserves reduce any sums receivable by such Lender under this Agreement or increase the costs incurred by such Lender in advancing or maintaining any portion of any LIBOR Borrowing, then (unless the effect is already reflected in the rate of interest then applicable under this Agreement) such Lender (through Agent) shall deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it for its reduction or increase (which certificate is conclusive and binding absent manifest error), and Borrower shall promptly pay that amount to that Lender upon demand. Such Lender shall notify Agent and Borrower of any such determination as soon as practicable (but in any event within 120 days) after such Lender obtains actual knowledge of the event or condition prompting such Lender to make such determination, and Borrower shall not be liable for any such amount or amounts that accrue between the date such notification is required to be given and the date notice was actually given.
The provisions of and undertakings and indemnification set forth in this paragraph shall survive the satisfaction and payment of the Obligation and termination of this Agreement.

     (c) Capital Adequacy. With respect to any Borrowing, if any change in present Law or any future Law regarding capital adequacy or compliance by Agent or any Lender with any request, directive or requirement now existing or hereafter imposed by any Tribunal regarding capital adequacy, or any change in its written policies or in the risk category of this transaction, reduces the rate of return on its capital as a consequence of its obligations under this Agreement to a level below that which it otherwise could have achieved (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material (and it may, in determining the amount, use reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then (unless the effect is already reflected in the rate of interest then applicable under this Agreement) Agent or such Lender (through Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it (which certificate is conclusive and binding absent manifest error), and Borrower shall promptly pay that amount to Agent or such Lender upon demand. Such Lender shall notify Agent and Borrower of any such determination as soon as practicable (but in any event within 120 days) after such Lender obtains actual knowledge of the event or condition prompting such Lender to make such determination, and Borrower shall not be liable for any such amount or amounts that accrue between the date such notification is required to be given and the date notice was actually given. The provisions of and undertakings and indemnification set forth in this paragraph shall survive the satisfaction and payment of the Obligation and termination of this Agreement.

     (d) Taxes. Any Taxes payable by Agent or any Lender or ruled (by a Tribunal) payable by Agent or any Lender in respect of this Agreement or any other Loan Document shall, if permitted by Law, be paid by Borrower, together with interest and penalties, if any (except for (i) (1) Taxes imposed on or measured by the overall net income of Agent or such Lender, (2) franchise or similar taxes of the Agent or such Lender, and (3) amounts requested to be withheld for Taxes pursuant to the last sentence of Section 3.19, and (ii) such interest and penalties incurred as a result of the gross negligence or willful misconduct of Agent or any Lender). Agent or such Lender (through Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount of payable Taxes, which certificate is conclusive and binding (absent manifest error), and Borrower shall promptly pay that amount to Agent for its account or the account of such Lender, as the case may be. If Agent or such Lender subsequently receives a refund of the Taxes paid to it by Borrower, then the recipient shall promptly pay the refund to Borrower.

     3.17 Change in Law. If any Law makes it unlawful for any Lender to make or maintain LIBOR Borrowings, then such Lender shall promptly notify Borrower and Agent, and (a) as to undisbursed funds, that requested Borrowing shall be made as a Base Rate Borrowing, and (b) as to any outstanding Borrowing, (i) if maintaining the Borrowing until the last day of the applicable Interest Period is unlawful, the Borrowing shall be converted to a Base Rate Borrowing as of the date of notice, and Borrower shall pay any related Funding Loss, or (ii) if not prohibited by Law, the Borrowing shall be converted to a Base Rate Borrowing as of the last day of the applicable Interest Period, or (iii) if any conversion will not resolve the unlawfulness, then Borrower shall promptly prepay the Borrowing, without penalty, together with any related Funding Loss.

     3.18 Funding Loss. Borrower Agrees To Indemnify Each Lender Against, And Pay To It Upon Demand, Any Funding Loss Of Each Lender. When any Lender demands that Borrower pay any Funding Loss, such Lender shall deliver to Borrower and Agent a certificate setting forth in reasonable detail the basis for imposing Funding Loss and the calculation of the amount, which calculation is conclusive and binding absent manifest error. The provisions of and undertakings and indemnification set forth in this paragraph shall survive the satisfaction and payment of the Obligation and termination of this Agreement.

     3.19 Foreign Lenders. Each Lender that is organized under the Laws of any jurisdiction other than the United States of America or any State thereof
(a) represents to Agent and Borrower that (i) no Taxes are required to be withheld by Agent or Borrower with respect to any payments to be made to it in respect of the Obligation, and (ii) it has furnished to Agent and Borrower two duly completed copies of U.S. Internal Revenue Service Form 4224, Form 1001, Form W-8, or any other tax form acceptable to Agent (wherein it claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments under the Loan Documents), and (b) covenants to (i) provide Agent and Borrower a new tax form upon the expiration or obsolescence of any previously delivered form according to Law, duly executed and completed by it, and (ii) comply from time-to-time with all Laws with regard to the withholding tax exemption. If any of the foregoing is not true or the applicable forms are not provided, then Borrower or Agent (without duplication) may deduct and withhold from interest payments under the Loan Documents United States federal income tax at the full rate applicable under the Code.

     3.20 Extension of Termination Date. If no Default or Potential Default exists, Borrower may request one-year extensions of the then-existing Termination Date by making such request in writing (an "Extension Request") to Agent between seventy-five (75) and ninety (90) days prior to the date that is one (1) year prior to the then-existing Termination Date. The then-existing Termination Date shall be extended for one (1) year only if (i) Agent and each Lender consent in writing to such extension within thirty (30) days following the receipt of the Extension Request, and (ii) Borrower pays to Agent the extension fee set forth in Section 4.4. The failure to respond by Agent or any Lender to an Extension Request shall be deemed to be a denial of such consent by such Person. If Lenders having a Pro Rata Part of at least eighty percent (80%) consent to such extension (such Lenders being "Consenting Lenders" and the

Lenders not consenting being "Non-Consenting Lenders"), then the Termination Date shall be extended as to the Consenting Lenders provided that Borrower on or before the then-current Termination Date either (a) pays to the Non-Consenting Lenders the Principal Debt owing to such Non-Consenting Lenders, together with all interest and fees owing to such Non-Consenting Lenders, in which case the Commitments of such Non-Consenting Lenders shall be terminated, or (b) effects an assignment from the Non-Consenting Lenders to a new Lender or Lenders pursuant to Section 13.10 who shall consent to the extension of the Termination Date.

     3.21  Conversion to Term Loan.

     (a) Subject to the terms and conditions of this Agreement, if any Extension Request shall be denied as provided in Section 3.20, then, on the date that is one (1) year prior to the then-existing Termination Date (the "Conversion Date"), Borrower may elect to convert the aggregate unpaid principal amount of the Total Principal Debt (provided that any outstanding Swing Line Loans shall be purchased and converted on or before the Conversion Date in accordance with
Section 2.4) outstanding on the Conversion Date (such amount being the "Original Unpaid Principal Balance" into a term loan from each Lender (each a "Term Loan" and collectively, the "Term Loans"), provided that (i) all conditions precedent to a Borrowing set forth in Section 5 are satisfied as of the Conversion Date,
(ii) no Default exists, (iii) Borrower shall have delivered to Agent a written request ("Conversion Notice") to convert the Total Principal Debt to Term Loans at least thirty (30) days prior to the date that is one (1) year prior to the then-current Termination Date, and (iv) Borrower shall have paid the conversion fee set forth in Section 4.5.

     (b) Upon the conversion of the Original Unpaid Principal Balance to the Term Loans, the Commitments shall terminate and Borrower shall have no further right to receive, and no Lender shall have the obligation to make, any Borrowings or to extend the Termination Date beyond the scheduled maturity of the Term Loans.

     (c) If Borrower elects to convert the Original Unpaid Principal Balance into Term Loans, then Borrower shall repay the principal balance of the Term Loans in quarterly installments, commencing on the August 1 immediately following the Conversion Date, and thereafter on the first (1st) day of each succeeding November, February, May, and August. The amount of each quarterly principal installment shall be equal to the following amount during the corresponding period:

------------------------------------------------------------------------------------------
                      Period                               Quarterly Payment Amount
------------------------------------------------------------------------------------------
During the First Year After the Conversion Date     An amount equal to the Original
                                                    Unpaid Principal Balance times 1.25%
------------------------------------------------------------------------------------------
During the Second Year After the Conversion Date    An amount equal to the Original
                                                    Unpaid Principal Balance times 3.75%
------------------------------------------------------------------------------------------
During the Third Year After the Conversion Date     An amount equal to the Original
                                                    Unpaid Principal Balance times 7.5%
------------------------------------------------------------------------------------------

     (d) If Borrower elects to convert the Original Unpaid Principal Balance into Term Loans, then interest on the unpaid principal of the Term Loans shall continue to accrue and be due and payable as provided in Section 3.

     (e) If Borrower elects to convert the Original Unpaid Principal Balance into Term Loans, then the unpaid principal balance of, and accrued interest on, the Term Loans, together with all other amounts due under this Agreement, shall be finally due and payable on the third (3rd) anniversary of the Conversion Date.

     3.22 Option to Replace Lenders. If any Lender shall make demand for payment or reimbursement pursuant to Section 3.15(b) or Sections 3.16(a), (b),
(c), or (d), or notify Borrower of the occurrence of the circumstances described in Section 3.17, then, provided that (a) no Default has occurred and is continuing, and (b) the circumstances resulting in such demand for payment or reimbursement are not applicable to all Lenders, Borrower may terminate the Commitment of such Lender, in whole but not in part, by either (i) (A) giving such Lender and Agent not less than five (5) Business Days' written notice thereof, which notice shall be irrevocable and effective only upon receipt thereof by such Lender and Agent and shall specify the date of such termination, and (B) paying such Lender (and there shall become due and payable) on such date the outstanding Principal Debt of all Borrowings made by such Lender, all interest thereon, and any other Obligation owed to such Lender (including under Section 3.18), if any, or (ii) pursuant to the provisions of Section 13.11, proposing the introduction of a replacement Lender satisfactory to Agent, or obtaining the agreement of one or more existing Lenders, to assume the entire amount of the Commitment of the Lender whose Commitment is being terminated, on the effective date of such termination. Upon the satisfaction of all of the foregoing conditions, such Lender that is being terminated shall cease to be a "Lender" for purposes of this Agreement, provided that Borrower shall continue to be obligated to such Lender under Section 7.12 with respect to Indemnified Liabilities (as defined in Section 7.12) arising prior to such termination.

SECTION 4  FEES.

     4.1 Treatment of Fees. The fees described in this Section 4 (a) are not compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement, (c) are payable in accordance with Section 3.1(b), (d) are non-refundable, (e) to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate, and (f) are calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days, unless computation would result in an interest rate in excess of the Maximum Rate in which event the computation is made on the basis of a year of 365 or 366 days, as the case may be. The fees described in this Section 4 are in all events subject to the provisions of Section 3.8.

     4.2 Agent Fees. Borrower shall pay to Agent, solely for its own account, the fees described in the letter agreement between Borrower and Agent dated June 1, 1995.

     4.3  Commitment Fees.

     (a) On or before the date hereof, Borrower shall pay to Agent, for the ratable account of Lenders, a commitment fee of $350,000.00. Such fee shall be in lieu of the extension fee required by Section 4.4 of the Second Restated Loan Agreement.

     (b) Borrower agrees to pay to Agent for the ratable account of Lenders a commitment fee equal to the sum of the amounts obtained by multiplying each portion of the daily Unused Commitment set forth below times the applicable percentage set forth opposite such portion below:

----------------------------------------------------------
        Unused Commitments           Applicable Percentage
----------------------------------------------------------
$0 through $114,999,999                      0.125%
----------------------------------------------------------
$115,000,000 through $230,000,000            0.150%
----------------------------------------------------------
Greater than $230,000,000                    0.200%
----------------------------------------------------------

Such commitment fee shall be due and payable on the first (1st) day of each August, November, February, and May during the term hereof, commencing on August 1, 1997, and on the Termination Date, based upon the Unused Commitment for each day during the quarter ending on such date. Solely for purposes of this Section 4.3(b), "ratable" means, for any calculation period, with respect to any Lender, the proportion that (x) the average daily unused Commitment of such Lender during the period bears to (y) the aggregate amount of the average daily unused Total Commitment during the period.

     4.4 Extension Fee. Upon each extension of the Termination Date, as provided in Section 3.20, Borrower agrees to pay Agent, on or before the existing Termination Date, for the ratable account of Lenders, an extension fee equal to one-tenth of one percent (.10%) of the Commitments of Lenders.

     4.5 Conversion Fee. Borrower agrees to pay to Agent, for the ratable account of the Lenders, a fee equal to one-quarter of one percent (.25%) of the unpaid Principal Debt of the Term Loans (a) on the date that is the first (1st) anniversary date of the Conversion Date if any portion of the Term Loans is unpaid on that date, and (b) on the date that is the second (2nd) anniversary of the Conversion Date if any portion of the Term Loans is unpaid on that date.

SECTION 5 CONDITIONS PRECEDENT. Agent will not be obligated to fund the initial Borrowing unless Agent has timely received (a) a Borrowing Request, and
(b) all of the items described on the attached Schedule 5. In addition, Agent will not be obligated to make any Borrowing, unless on the applicable Borrowing Date (and after giving effect to the requested Borrowing): (i) Agent shall have timely received a Borrowing Request; (ii) Agent shall have received any applicable fees; (iii) all of the representations and warranties of the Borrower in the Loan Documents are true and correct in all material respects (unless they speak to a specific date or are based on facts which have changed by transactions contemplated or permitted by this Agreement); (iv) no Default or Potential Default exists; and (v) the funding of the Borrowing is permitted by Law. Upon Agent's request, Borrower shall deliver to Agent evidence substantiating any of the matters in the Loan Documents that are necessary to enable Borrower to qualify for the Borrowing. Each condition precedent in this Agreement (including those on the attached Schedule 5) is material to the transactions contemplated by this Agreement, and time is of the essence with respect to each condition precedent. Agent may fund any Borrowing without all conditions being satisfied, but, to the extent permitted by Law, that funding and issuance shall not be deemed to be a waiver of the requirement that each condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Agent specifically waives each item in writing.

SECTION 6 REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Agent and Lenders as follows:

     6.1 Purpose of Credit Facility. Borrower will use proceeds of the Borrowings hereunder for working capital and general business purposes of Borrower and its Consolidated Affiliates. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of any Borrowing will be used, directly or indirectly, for a purpose that violates any Law, including the provisions of Regulation U.

     6.2 Corporate Existence, Good Standing, Authority and Compliance. Each of Borrower and its Consolidated Affiliates is duly formed, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated or formed as identified on the attached Schedule 6.2 (as supplemented from time-to-time). Each of Borrower and its Consolidated Affiliates (a) is duly qualified to transact business and is in good standing as a foreign trust, corporation, partnership, limited liability company, or other entity in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing, which jurisdictions are identified on the attached Schedule 6.2 (as supplemented from time-to-time), (b) possesses all requisite authority, permits, and power to conduct its business as is now being, or is contemplated by this Agreement to be, conducted, and (c) is in compliance with all applicable Laws, except in any such case where violation of the foregoing could not reasonably be expected to result in a Material Adverse Event.

     6.3 Affiliates. As of the date of this Agreement, Borrower has no Consolidated Affiliates or Unconsolidated Affiliates except as disclosed on the attached Schedule 6.2 (as supplemented from time-to-time to reflect changes as a result of transactions permitted by this Agreement).

     6.4 Authorization and Contravention. The execution and delivery by Borrower of each Loan Document or related document to which it is a party and the performance by it of its obligations thereunder (a) are within its trust power, (b) have been duly authorized by all necessary trust action, (c) require no action by or filing with any Tribunal (other than any action or filing that has been taken or made on or before the date of this Agreement), (d) do not violate any provision of its declaration of trust or bylaws, (e) do not violate any provision of Law or order of any Tribunal applicable to it, (f) do not violate any material agreements to which it is a party, or (g) do not result in the creation or imposition of any Lien on any asset of Borrower or any Consolidated Affiliate, except in such case where failure to do so could not reasonably be expected to result in a Material Adverse Event.

     6.5 Binding Effect. Upon execution and delivery by all parties thereto, each Loan Document to which it is a party will constitute a legal and binding obligation of Borrower, enforceable against it in accordance with its terms, subject to applicable Debtor Relief Laws and general principles of equity.

     6.6 Financial Statements; Fiscal Year. The Current Financials were prepared in accordance with GAAP (except that quarterly Financial Statements may omit footnotes required by GAAP) and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of Borrower and its Consolidated Affiliates as of, and for the portion of the fiscal year ending on the date or dates thereof (subject only to normal audit adjustments). All material liabilities of Borrower and its Consolidated Affiliates as of the date or dates of the Current Financials are reflected therein or in the notes thereto. Except for transactions directly related to, or specifically contemplated by, the Loan Documents or disclosed in the Current Financials, no subsequent material adverse changes have occurred in the consolidated financial condition of Borrower and its Consolidated Affiliates from that shown in the Current

Financials, nor has Borrower or any Consolidated Affiliate incurred any subsequent material liability. The fiscal year of Borrower and its Consolidated Affiliates ends on December 31.

     6.7 Litigation. Except as disclosed on the attached Schedule 6.7 and as otherwise disclosed pursuant to Section 7.1(d)(i), neither Borrower nor any of its Consolidated Affiliates is subject to, or aware of the threat of, any Litigation that is reasonably likely to be determined adversely to Borrower or such Consolidated Affiliate or, if so adversely determined, is a Material Adverse Event. Except as permitted under Section 10.4, no outstanding and unpaid judgments against Borrower or any of its Consolidated Affiliates exist.

     6.8  Taxes.

     (a) All Tax returns of Borrower and its Consolidated Affiliates required to be filed have been filed (or extensions have been granted) before delinquency, except for returns for which the failure to file could not reasonably be expected to result in a Material Adverse Event, and all Taxes imposed upon Borrower and its Consolidated Affiliates that are due and payable have been paid before delinquency or are being contested in good faith by appropriate proceedings diligently conducted and for which reserves in accordance with GAAP or otherwise reasonably acceptable to Agent have been provided.

     (b) As of the date hereof, no United States federal income tax returns of the "affiliated group" (as defined in the Code) of which Borrower is a member have been examined and closed. The members of such affiliated group have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by or any of them. The charges, accruals and reserves on the books of Borrower in respect of taxes or other governmental charges are, in the opinion of Borrower, adequate.

     (c)  Borrower qualifies as a REIT.

     6.9 Environmental Matters. Except as disclosed on Schedule 6.9, and except for any of the following which could not reasonably be expected to result in a Material Adverse Event, (a) no environmental condition or circumstance exists that adversely affects any of Borrower's or any of its Consolidated Affiliates properties or operations, (b) neither Borrower nor any of its Consolidated Affiliates has received any report of Borrower or any of its Consolidated Affiliates' violation of any Environmental Law, (c) neither Borrower nor any of its Consolidated Affiliates knows that any of Borrower or its Consolidated Affiliates is under any obligation to remedy any violation of any Environmental Law, or (d) no facility of Borrower or any of its Consolidated Affiliates is used for, or to the knowledge of Borrower or any of its Consolidated Affiliates has been used for, storage, treatment or disposal of any Hazardous Substance, except for (i) the storage and use of cleaning and maintenance materials, used and stored in commercially reasonable quantities and in compliance with applicable Environmental Laws, and (ii) light manufacturing and distribution activities of tenants, in compliance with applicable Environmental Laws, provided that such tenants are not primarily engaged in the treatment, processing, recycling or disposal of any Hazardous Substance, or for any other use that would give rise to the release of any Hazardous Substance on such facility. Each of Borrower and its Consolidated Affiliates has taken prudent steps to determine that its properties and operations do not violate any Environmental Law, other than violations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Event.

     6.10 Employee Plans. Except where occurrence or existence could not reasonably be expected to result in a Material Adverse Event, (a) no Employee Plan has incurred an "accumulated funding deficiency" (as defined in section 302 of ERISA or section 412 of the Code), (b) neither Borrower nor any of its Consolidated Affiliates has incurred liability under ERISA to the PBGC in connection with any Employee Plan (other than required insurance premiums, all of which have been paid), (c) neither Borrower nor any of its Consolidated Affiliates has withdrawn in whole or in part from participation in a Multi-employer Plan, (d) neither Borrower nor any of its Consolidated Affiliates has engaged in any "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the Code), and (e) no "reportable event" (as defined in section 4043 of ERISA) has occurred, excluding events for which the notice requirement is waived under applicable PBGC regulations.

     6.11  Properties; Liens.  Each of Borrower and its Consolidated
Affiliates has good title to all its property reflected on the Current Financials (except for property that is obsolete or that has been disposed in the ordinary course of business or, after the date of this Agreement, as otherwise permitted by Section 8.10 or Section 8.11). Except for Permitted Liens and Liens on Properties acquired by Borrower or a Consolidated Affiliate, provided that such Liens are not incurred in contemplation of Borrower's or such Consolidated Affiliate's acquisition of such Properties, no Lien exists on any Property of Borrower or any of its Consolidated Affiliates in the Pool, and the execution, delivery, performance, or observance of the Loan Documents will not require or result in the creation of any Lien on any of Borrower's or any of its Consolidated Affiliates' Property in the Pool.

     6.12 Locations. Borrower's chief executive office is located at the address on the attached Schedule 6.12 (as supplemented from time-to-time). Borrower's books and records are located at its chief executive office.

     6.13 Government Regulations. Neither Borrower nor any of its Consolidated Affiliates is subject to regulation under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.

     6.14  Transactions with Affiliates.  Except as disclosed on the attached
Schedule 6.14 (as supplemented from time-to-time) (if the disclosures are approved by Agent) or as permitted by Section 8.4, neither Borrower nor any of its Consolidated Affiliates is a party to a material transaction with any of its Affiliates, other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

     6.15 Liabilities. Except for transactions directly related to, or specifically contemplated or permitted by, the Loan Documents, neither Borrower nor any of its Consolidated Affiliates is an obligor on any Liabilities, other than Liabilities set forth in the Current Financials.

     6.16 Insurance. Each of Borrower and its Consolidated Affiliates maintains with financially sound, responsible, and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses.

     6.17 Labor Matters. No actual or, to Borrower's knowledge, threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by the employees of Borrower or any of its Consolidated Affiliates that could reasonably be expected to result in a Material Adverse Event exist. All payments due from Borrower or any of its Consolidated Affiliates for employee health and welfare insurance have been paid or accrued as a liability on its books, other than any non-payment that are not, individually or collectively, a Material Adverse Event.

     6.18 Solvency. On each Borrowing Date, Borrower is, and after giving effect to the requested Borrowing will be, Solvent.

     6.19 Full Disclosure. Each material fact or condition relating to the financial condition or business of Borrower or any of its Consolidated Affiliates which could reasonably be expected to result in a Material Adverse Event has been disclosed to Agent. All information previously furnished, furnished on the date of this Agreement, and furnished in the future, by Borrower or any of its Consolidated Affiliates to Agent in connection with the Loan Documents (a) was, is, and will be, true and accurate in all material respects or based on good faith estimates on the date the information is stated or certified, and (b) did not, does not, and will not, fail to state any material fact the omission of which would otherwise make any such information materially misleading, in each case taken as a whole.

     6.20 Exemption from ERISA; Plan Assets. Borrower is a "real estate operating company" within the meaning of 29 C.F.R. (S) 2510.3-101(e) (or any successor regulation) and the assets of Borrower would not be deemed "plan assets" as defined in 29 C.F.R. (S) 2510.3-101(a)(1) (or any successor regulation) of any Employee Plan or Multi-employer Plan.

     6.21 Intercreditor Agreement. Borrower is aware of, and has been furnished a copy of, the Intercreditor Agreement.

     6.22 Minority Interests. All Consolidated Affiliates of Borrower having minority interests are set forth on Schedule 6.22 (as supplemented from time-to-time).

SECTION 7 AFFIRMATIVE COVENANTS. So long as Lenders are committed to fund any Borrowings under this Agreement and until the Obligation is paid in full, Borrower covenants and agrees as follows:

     7.1 Items to be Furnished. Borrower shall cause the following to be furnished to Agent (with sufficient copies for each Lender):

     (a) Promptly after preparation, and no later than one hundred (100) days after the last day of each fiscal year of Borrower, Financial Statements showing the consolidated financial condition and results of operations of Borrower and its Consolidated Affiliates as of, and for the year ended on, that last day, accompanied by:

          (i) the unqualified opinion of the firm of Arthur Andersen & Co. or another firm of nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that the Financial Statements were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition and results of operations of Borrower and its Consolidated Affiliates;

          (ii) any management letter prepared by the accounting firm delivered in connection with its audit;

          (iii) a certificate from the accounting firm to Agent indicating that during its audit it obtained no knowledge of any Default or Potential Default or, if it obtained knowledge, the nature and period of existence thereof;

          (iv) a Compliance Certificate with respect to the Financial Statements; and

          (v) a certificate listing the Properties in the Pool and Operating Sub-Pool, together with a computation in reasonable detail of the Historical Values and the Required Level and showing Borrower's compliance with Sections 7.15 and 8.14.

     (b) Promptly after preparation, and no later than fifty (50) days after the last day of each fiscal quarter (except the last) of Borrower, (i) Financial Statements showing the consolidated financial condition and results of operations of Borrower and its Consolidated Affiliates for the fiscal quarter and for the period from the beginning of the current fiscal year to the last day of the fiscal quarter, (ii) a Compliance Certificate with respect to the Financial Statements, and (iii) a certificate listing the Properties in the Pool and Operating Sub-Pool, together with a computation in reasonable detail of the Historical Values and the Required Level and showing Borrower's compliance with Sections 7.15 and 8.14.

     (c) Promptly after receipt, a copy of each interim or special audit report and management letter issued by independent accountants with respect to Borrower or any of its Consolidated Affiliates or its financial records.

     (d) Notice, promptly after a Responsible Officer of Borrower knows of (i) the existence and status of any Litigation that, if determined adversely to Borrower or any of its Consolidated Affiliates, could reasonably be expected to result in a Material Adverse Event, (ii) any change in any material fact or circumstance represented or warranted by Borrower or any of its Consolidated Affiliates in any Loan Document, (iii) the receipt by Borrower or any of its Consolidated Affiliates of notice of any violation or alleged violation of ERISA or any Environmental Law (which individually or collectively with other violations or allegations could reasonably be expected to result in a Material Adverse Event), or (iv) a Default or Potential Default, specifying the nature thereof and what action Borrower has taken, is taking, or proposes to take.

     (e) Promptly after filing, true, correct, and complete copies of all material reports or filings filed by or on behalf of Borrower or any of its Consolidated Affiliates with any Tribunal (including copies of each Form 10-K, Form 10-Q, and Form S-8 filed by or on behalf of Borrower or any of its Consolidated Affiliates with the Securities and Exchange Commission).

     (f) Promptly after the mailing or delivery thereof, copies of all material reports or other information from Borrower to its shareholders.

     (g) Promptly upon the consummation thereof, a description in reasonable detail of any acquisition of material assets other than investments in industrial Properties.

     (h) Promptly upon any Change in Control of the outstanding capital stock of Borrower, notice of such event together with a description of the transaction giving rise thereto and a list of all shareholders of Borrower after giving effect thereto.

     (i) Promptly upon written request by Agent and to the extent available after reasonable inquiry by Borrower, a list of all major shareholders of Borrower.

     (j) Promptly upon the filing thereof, the annual report of Borrower filed with the Maryland Department of Corporations.

     (k) Promptly upon the receipt of notice thereof, and in any event within five (5) Business Days after any change in the Moody's Rating, the S & P Rating or the DCR Rating, notice of such change.

     (l) Promptly upon reasonable request by Agent, information (not otherwise required to be furnished under the Loan Documents) respecting the business affairs, assets, and liabilities of Borrower and its Consolidated Affiliates and opinions, certifications, and documents in addition to those mentioned in this Agreement.

     7.2 Use of Proceeds. Borrower shall use the proceeds of Borrowings only for the purposes represented in this Agreement.

     7.3 Books and Records. Borrower shall, and shall cause each of its Consolidated Affiliates to, maintain books, records, and accounts necessary to prepare financial statements in accordance with GAAP.

     7.4 Inspections. Upon reasonable request, and subject to Section 13.13, Borrower shall, and shall cause each of its Consolidated Affiliates to, allow Agent (or its Representatives) to inspect any of its properties, to review reports, files, and other records and to make and take away copies, to conduct tests or investigations, and to discuss in the presence of Borrower any of its affairs, conditions, and finances with its other creditors, directors, officers, employees, or representatives from time-to-time, during reasonable business hours.

     7.5 Taxes. Borrower shall, and shall cause each of its Consolidated Affiliates to, promptly pay when due any and all Taxes, other than Taxes which are being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any Lien have been and continue to be stayed.

     7.6 Payment of Obligations. Borrower shall, and shall cause each of its Consolidated Affiliates to, promptly pay (or renew and extend) all of their respective material obligations as they become due (unless any such obligations are being contested in good faith by appropriate proceedings).

     7.7 Expenses. Borrower shall promptly pay upon demand (a) all costs, fees, and expenses paid or incurred by Agent in connection with the arrangement, syndication, and negotiation of the loan evidenced by this Agreement and the other Loan Documents and the negotiation, preparation, delivery, and execution of the Loan Documents and any related amendment, waiver, or consent (including in each case the reasonable fees and expenses of Agent's counsel), and (b) all costs, fees, and expenses of Agent and, after the occurrence and during the continuance of a Default, Lenders incurred by Agent or any

Lender in connection with the enforcement of the obligations of Borrower arising under the Loan Documents or the exercise of any Rights arising under the Loan Documents (including reasonable attorneys' fees, expenses, and costs paid or incurred in connection with any workout or restructure and any action taken in connection with any Debtor Relief Laws), all of which shall be a part of the Obligation and shall bear interest, if not paid upon demand, at the Default Rate until repaid.

     7.8 Maintenance of Existence, Assets, and Business. Except as otherwise permitted by Section 8.09, Borrower shall continue, and shall cause each of its Consolidated Affiliates to continue, to engage in business of the same general type as now conducted by Borrower and its Consolidated Affiliates, and will preserve, renew and keep in full force and effect, and will cause each Consolidated Affiliate to preserve, renew and keep in full force and effect, their respective trust or corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, except in any such case where failure to do so could not reasonably be expected to result in a Material Adverse Event.

     7.9 Insurance. Borrower shall, and shall cause each of its Consolidated Affiliates to, maintain with financially sound, responsible, and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance acceptable to Agent concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses. Borrower shall deliver to Agent (i) at Agent's request from time-to-time, full information as to the insurance carried, (ii) within five (5) days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage from that existing on the date of this Agreement, and (iii) forthwith, notice of any cancellation or non-renewal of coverage by Borrower. At Agent's request, Borrower shall and shall cause each of its Consolidated Affiliates to deliver to Agent evidence of insurance for each policy of insurance and evidence of payment of all premiums.

     7.10 Preservation and Protection of Rights. Borrower shall, and shall cause each of its Consolidated Affiliates to, perform the acts and duly authorize, execute, acknowledge, deliver, file, and record any additional writings as Agent may reasonably deem necessary or appropriate to preserve and protect the Rights of Agent and Lenders under any Loan Document.

     7.11 Environmental Laws. Borrower shall, and shall cause each of its Consolidated Affiliates to (a) conduct its business so as to comply with all applicable Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any Environmental Law, except where failure to comply or take action could not reasonably be expected to result in a Material Adverse Event, and (b) establish and maintain a management system designed to ensure compliance with applicable Environmental Laws and minimize financial and other risks to Borrower and each of its Consolidated Affiliates arising under applicable Environmental Laws or as the result of environmentally related injuries to Persons or property. Borrower shall deliver reasonable evidence of compliance with the foregoing covenant to Agent within thirty (30) days after any request from Agent.

     7.12 Indemnification. Borrower Shall, And Shall Cause Each of its Consolidated Affiliates To, Jointly And Severally, Indemnify, Protect, And Hold Agent And Lenders And Their Respective Representatives, Successors, And Assigns (Including All Officers, Directors, Employees, And Agents) (Collectively, The "Indemnified Parties") Harmless From And Against Any And All Liabilities, Obligations, Losses, Damages, Penalties,

Actions, Judgments, Suits, Claims, And Proceedings And All Costs, Expenses (Including All Reasonable Attorneys' Fees And Legal Expenses Whether Or Not Suit Is Brought) And Disbursements Of Any Kind Or Nature (The "Indemnified Liabilities") That May At Any Time Be Imposed On, Incurred By Or Asserted Against The Indemnified Parties, In Any Way Relating To Or Arising Out Of (a) The Direct Or Indirect Result Of The Violation By Borrower Or Any Of Its Consolidated Affiliates Of Any Environmental Law, (b) Borrower's Or Any Of Its Consolidated Affiliate's Generation, Manufacture, Production, Storage, Release, Threatened Release, Discharge, Disposal, Or Presence In Connection With Its Properties Of A Hazardous Substance (Including (i) All Damages Of Any Use, Generation, Manufacture, Production, Storage, Release, Threatened Release, Discharge, Disposal, Or Presence, Or (ii) The Costs Of Any Environmental Investigation, Monitoring, Repair, Cleanup, Or Detoxification And The Preparation And Implementation Of Any Closure, Remedial, Or Other Plans), Or (c) The Loan Documents Or Any Of The Transactions Contemplated Therein. However, Although Each Indemnified Party Has The Right To Be Indemnified Under The Loan Documents For Its Own Ordinary Negligence, No Indemnified Party Has The Right To Be Indemnified Under The Loan Documents For Its Own Fraud, Gross Negligence, Or Willful Misconduct. The Provisions Of And Undertakings And Indemnification Set Forth In This Paragraph Shall Survive The Satisfaction And Payment Of The Obligation And Termination Of This Agreement.

     7.13 REIT Status. At all times, Borrower (including its organization and method of operations and those of its subsidiaries) shall qualify as a REIT.

     7.14 ERISA Exemptions. Borrower shall qualify as a "real estate operating company" under the 29 C.F.R. (S) 2510.3-101(e) (or any successor regulation) or other appropriate exemption such that its assets shall not be deemed "plan assets" as defined in 29 C.F.R. (S) 2510.3-101(a)(1) (or any successor regulation) of any Employee Plan or Multi-employer Plan.

     7.15  Property Pool.

     (a) Borrower and its Pool Consolidated Affiliates shall, as of any date during the term hereof, own, free and clear of any Liens (other than Permitted Liens), (i) fee simple title to Properties located in the United States, (ii) the equivalent of fee simple title to Properties located outside the United States, and (iii) equity investments in Unconsolidated Affiliates permitted hereunder that have no direct or indirect Liabilities (other than Liabilities to Borrower and accounts payable arising in the ordinary course of each such Unconsolidated Affiliate's business) (the Properties and other assets described in (i), (ii), and (iii) being the "Pool") with an aggregate Historical Value less the outstanding balance of any assessment bonds on such Properties (plus the sum of Borrower's and its Pool Consolidated Affiliates' cash and Cash Equivalents, but only if no Principal Debt is outstanding as of the date of determination) of at least one hundred seventy-five percent (175%) of Borrower's consolidated unsecured Total Indebtedness outstanding on such date (including unsecured Total Indebtedness of Unconsolidated Affiliates if the holder of such Total Indebtedness has recourse against Borrower or a Consolidated Affiliate of Borrower for the payment of such Total Indebtedness other than to the extent of any security therefor or pursuant to any Customary Recourse Exceptions).

     (b) The Pool must include income-producing operating industrial Properties located in the United States (the "Operating Sub-Pool"): (i) with a Required Level (plus the sum of Borrower's and its

Pool Consolidated Affiliates' cash and Cash Equivalents, but only if no Principal Debt is outstanding as of the date of determination) of at least one hundred fifty percent (150%) of Borrower's consolidated unsecured Total Indebtedness outstanding from time-to-time (including unsecured Total Indebtedness of Unconsolidated Affiliates if the holder of such Total Indebtedness has recourse against Borrower or a Consolidated Affiliate of Borrower for the payment of such Total Indebtedness other than to the extent of any security therefor or pursuant to any Customary Recourse Exceptions); (ii)
(A) in the case of Properties that are not refrigerated warehouse Properties, which have an aggregate occupancy level based on bona fide tenant leases requiring current rent payments of at least eighty-five percent (85%), and (B) in the case of Properties that are refrigerated warehouse Properties, which have an aggregate occupancy level based on bona fide tenant leases, licenses, or other agreements requiring current rent or other payments of at least eighty percent (80%), in each case where the occupancy level is the average of the occupancy level for each of the immediately preceding three (3) months; and
(iii) for which Borrower and its Pool Consolidated Affiliates must have received from third-party independent environmental consultants, written assessments for each property in, or to be added to, the Operating Sub-Pool that do not disclose any material environmental conditions or risks related to such Properties.

SECTION 8 NEGATIVE COVENANTS. So long as Lenders are committed to fund Borrowings and until the Obligation is paid in full, Borrower covenants and agrees as follows:

     8.1 Payment of Obligations. Borrower shall not, and shall not permit any of its Consolidated Affiliates to, voluntarily prepay principal of, or interest on, any Liabilities other than the Obligation, if a Default or Potential Default exists.

     8.2 Employee Plans. Except where a Material Adverse Event would not result, Borrower shall not, and shall not permit any of its Consolidated Affiliates to, permit any of the events or circumstances described in Section
6.10 to exist or occur.

     8.3 Recourse Debt. Borrower shall not, and shall not permit any of its Consolidated Affiliates to, as of any date during the term hereof, create, incur, or suffer to exist any Recourse Debt, other than:

     (a) Recourse Debt (including Total Indebtedness under this Agreement) not to exceed $400,000,000 in the aggregate at any time outstanding;

     (b) Recourse Debt (i) that has a final maturity date of greater than five
(5) years from the date of incurrence thereof, and (ii) in which no more than fifty percent (50%) of the original principal amount thereof is required to be paid in the first four (4) years of the term thereof;

     (c) Recourse Debt not to exceed $100,000,000 in the aggregate at any time outstanding assumed by Borrower or any of its Consolidated Affiliates in connection with Borrower's or such Consolidated Affiliate's acquisition of Properties, provided that such Liability was not incurred in contemplation of Borrower's or Consolidated Affiliate's acquisition;

     (d) purchase money Recourse Debt not to exceed $100,000,000 used to purchase Properties located outside of the United States;

     (e) Recourse Debt issued by Borrower and rated investment grade or better at the time of issuance by at least two (2) of Moody's, S & P and DCR; and

     (f) Recourse Debt not to exceed $150,000,000 in the aggregate at any time outstanding secured by Properties located outside the United States.

     8.4 Transactions with Affiliates. Except as disclosed on Schedule 6.14 (as supplemented from time-to-time to reflect changes as a result of transactions permitted by this Agreement or approved by Agent), Borrower shall not, and shall not permit any of its Consolidated Affiliates to, enter into any material transaction with any of its Affiliates, other than (a) transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate or that comply with the requirements of the North America Security Administrators Association's Statement of Policy of Real Estate Investment Trusts, (b) so long as Borrower is managed by Security Capital Group pursuant to the Advisory Agreement, payments of fees thereunder, which fees (notwithstanding anything to the contrary contained in the Advisory Agreement) shall not exceed one and one-half of one percent (1.5%) per annum of average assets under management for the twelve (12) month period preceding any date of determination, as reflected on the Current Financials of Borrower furnished to Agent, during any period that a monetary Default shall exist and is continuing, (c) payments to or from such Affiliates under leases of office space on market terms, (d) payment of fees under property management agreements under terms and conditions available from qualified management companies, and (e) otherwise permitted hereunder.

     8.5 Compliance with Laws and Documents. Borrower shall not, and shall not permit any of its Consolidated Affiliates to, (a) violate the provisions of any Laws applicable to it or of any material agreement to which it is a party if that violation alone, or when aggregated with all other violations, could reasonably be expected to result in Material Adverse Event, (b) violate the provisions of its charter or bylaws, or (c) repeal, replace or amend any provision of its charter or bylaws if that action could reasonably be expected to result in a Material Adverse Event.

     8.6 Loans, Advances and Investments. Borrower shall not, and shall not permit any of its Consolidated Affiliates to, have or make any direct or indirect Investments in:

     (a) Raw land (other than land under development or planned for commencement of development within twelve (12) months following the date such land was acquired) exceeding in the aggregate ten percent (10%) of Borrower's Total Assets;

     (b) Non-industrial Properties and New Ventures exceeding in the aggregate fifteen percent (15%) of Borrower's Total Assets;

     (c) Unconsolidated Affiliates consisting of corporations, limited liability companies, partnerships, joint ventures, and similar entities accounted for on a cost or equity basis (determined in accordance with GAAP) exceeding in the aggregate twenty percent (20%) of Borrower's Total Assets; provided that Investments in any such Unconsolidated Affiliates whose primary business is not the ownership of industrial properties shall not exceed in the aggregate ten percent (10%) of Borrower's Total Assets;

     (d) Consolidated Affiliates, other than (i) Consolidated Affiliates through which Borrower invests in Properties and that are existing on the date hereof, and (ii) Consolidated Affiliates through which Borrower invests in Properties and that are formed or acquired after the Closing Date, provided that (A) Borrower shall own at least fifty-one percent (51%) of the voting control of each such Consolidated Affiliate, and (B) each such Consolidated Affiliate does not constitute more than twenty percent (20%) of Borrower's Total Assets at the time of formation or acquisition thereof;

     (e) SCI Services, unless (i) SCI Services shall have no Liabilities, other than trade payables incurred in the ordinary course of SCI Services' business and loans or advances from Borrower, (ii) except as provided in (iii) below, all loans, advances, or extensions of credit from Borrower to SCI Services are secured by first priority liens and security interests (subject only to prior liens and security interests securing performance guaranties granted in the ordinary course of SCI Services' business) in real properties developed or acquired by SCI Services, (iii) all loans, advances, or extensions of credit from Borrower to SCI Services for international purposes (A) are either (x) secured by first priority liens and security interests (subject only to prior liens and security interests securing performance guaranties granted in the ordinary course of SCI Services' business) in real properties developed or acquired by SCI Services, or (y) unsecured and payable on demand, and (B) do not exceed $100,000,000 in the aggregate, (iv) SCI Services shall be internally managed or managed by Borrower or Borrower's Real Estate Manager or an Affiliate thereof, (v) Borrower shall, at all times, beneficially own at least ninety percent (90%) of the aggregate economic interest in SCI Services, (vi) the financial condition and results of operation of SCI Services shall be consolidated with those of Borrower for purposes of the Financial Statements,
(vii) SCI Services shall engage primarily in the construction of industrial real estate properties for sale or lease to third parties on an arms-length basis and under market terms, (viii) all equity Investments of Borrower in SCI Services do not exceed $25,000,000 in the aggregate, and (ix) all Investments (equity or otherwise) of Borrower in SCI Services do not exceed $300,000,000 in the aggregate;

     (f) Any Preferred Stock Subsidiary (other than SCI Services), unless (i) Borrower shall, at all times, beneficially own at least ninety percent (90%) of the aggregate economic interest in such Preferred Stock Subsidiary, (ii) such Preferred Stock Subsidiary has no direct Liabilities (other than Liabilities to Borrower), (iii) neither such Preferred Stock Subsidiary nor any of its Consolidated Affiliates are prohibited or restricted from making any payments, directly or indirectly, to Borrower by way of Dividends, advances, repayments of loans, repayments of expenses, accruals, or otherwise, other than customary third-party lender debt service covenants, (iv) such Preferred Stock Subsidiary is internally managed or managed by Borrower or Borrower's Real Estate Manager or an Affiliate thereof, (v) such Preferred Stock Subsidiary does not constitute more than fifteen percent (15%) of Borrower's Total Assets at the time of formation or acquisition thereof, and (vi) such Preferred Stock Subsidiary owns fifty-one percent (51%) or more of its respective equity Investments, which assets must be otherwise permitted Investments under this Section 8.6;

     (g) The stock of any Person, other than stock received in settlement of Liabilities of such Person created in the ordinary course of business or in other REITs acquired in exchange for Properties not to exceed ten percent (10%) of Borrower's consolidated total assets determined in accordance with GAAP prior to such investment;

     (h) Loans, advances, and extensions of credit to Persons, other than loans, advances, and extensions of credit to Persons secured by valid and enforceable first priority liens on real estate for the purpose of acquiring and developing such property for eventual ownership by, or to be acquired by, Borrower prior to, or within a reasonable period of time consistent with a business purpose after, the completion of construction or development of such property;

     (i) Loans, advances, and extensions of credit to Affiliates of Borrower or of any Preferred Stock Subsidiary (other than SCI Services) exceeding in the aggregate $300,000,000;

     (j) Properties located outside the United States, Consolidated Affiliates domiciled outside of the United States, Unconsolidated Affiliates domiciled outside of the United States, and loans or advances to Consolidated Affiliates and Unconsolidated Affiliates for international purposes exceeding in the aggregate twenty percent (20%) of Borrower's Total Assets; and

     (k) Refrigerated warehouse Properties exceeding twenty percent (20%) of Borrower's Total Assets.

     8.7 Dividends and Distributions. Borrower shall not, on a consolidated basis, declare, make, or pay any Distributions, other than (a) Permitted Distributions, and (b) Distributions declared, made, or paid by (i) Borrower wholly in the form of its capital stock, and (ii) any Consolidated Affiliate to Borrower. Borrower may not and may not permit any of its Consolidated Affiliates to enter into or permit to exist any arrangement or agreement (other than this Agreement) that prohibits it from paying Distributions to its shareholders.

     8.8 Sale of Assets. Borrower shall not, and shall not permit any of its Consolidated Affiliates to, sell, assign, lease, transfer, or otherwise dispose of any of its assets, other than to Borrower or a Consolidated Affiliate, and except for (a) occasional sales, leases, or other dispositions of immaterial assets for consideration not less than fair market value, (b) sales, leases, or other dispositions of assets that are obsolete or have negligible fair market value, (c) sales of equipment for a fair and adequate consideration (but if replacement equipment is necessary for the proper operation of the business of the seller, the seller must promptly replace the sold equipment), and (d) sales or other transfers of Properties during any twelve (12) month period having a fair market value of not more than twenty percent (20%) of the fair market value of all Properties of Borrower and its Consolidated Affiliates prior to such sale or transfer.

     8.9 Mergers and Dissolutions. Borrower shall not, and shall not permit any of its Consolidated Affiliates to, merge or consolidate with any other Person or liquidate, wind up or dissolve (or suffer any liquidation or dissolution); provided, however, that the foregoing shall not operate to prevent
(a) mergers or consolidations of any Consolidated Affiliate into Borrower or any Consolidated Affiliate (if such transaction does not reduce the net worth of Borrower determined in accordance with GAAP), (b) a merger or consolidation in which Borrower is the surviving entity and, immediately after giving effect to such merger or consolidation, no Change in Control has occurred, or (c) the SCG Acquisition.

     8.10 Assignment. Borrower shall not, and shall not permit any of its Consolidated Affiliates to, assign or transfer any of its Rights, duties, or obligations under any of the Loan Documents.

     8.11 Fiscal Year and Accounting Methods. Borrower shall not change its fiscal year or its method of accounting (other than immaterial changes in methods or as required by GAAP).

     8.12 New Businesses. Borrower shall not, and shall not permit any of its Consolidated Affiliates to, engage in any business except (a) in the case of Consolidated Affiliates that are New Ventures, the businesses permitted by
Section 8.6, and (b) in all other cases, the businesses in which they are presently engaged and any other reasonably related business.

     8.13 Government Regulations. Borrower shall not, and shall not permit any of its Consolidated Affiliates to, conduct its business in a way that it becomes regulated under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.

     8.14 Negative Pledge Agreements. Borrower shall not, and shall not permit any of its Consolidated Affiliates to, enter into any negative pledge agreements with any other Person such that Borrower shall be prohibited from granting, or causing any Consolidated Affiliates from granting, to Agent, for the benefit of Lenders, a first priority lien and security interest in the Operating Sub-Pool as security for the Obligation in an amount equal to one hundred thirty-three and one-third percent (133.33%) of the Obligation. Nothing herein should be construed as creating a Lien.

SECTION 9 FINANCIAL COVENANTS. So long as Lenders are committed to fund Borrowings under this Agreement and until the Obligation is paid and performed in full, Borrower covenants and agrees with Agent and Lenders that Borrower will not directly or indirectly permit, in each case for Borrower and its Consolidated Affiliates on a consolidated basis:

     9.1 Leverage Ratio. The Leverage Ratio, as of any date, to exceed 1.0 to 1.0.

     9.2 Minimum Tangible Net Worth. Tangible Net Worth, as of any date, to be less than $1,250,000,000.

     9.3 Interest Expense Coverage Ratio. The Interest Expense Coverage Ratio, as of the last day of each fiscal quarter during the term hereof, to be less than 2.0 to 1.0.

     9.4 Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter during the term hereof, to be less than 1.75 to 1.0.

     9.5 Debt to Total Asset Value Ratio. The Debt to Total Asset Value Ratio, as of any date following the Conversion Date, to exceed .50 to 1.0.

SECTION 10 DEFAULT. The term "Default" means the occurrence of any one or more of the following events:

     10.1 Payment of Obligation. The failure of Borrower (a) to pay any part of the Obligation (other than the Principal Debt or any other principal of the Obligation) within three (3) days after it becomes due and payable under the Loan Documents, and (b) to pay any Principal Debt or any other principal of the Obligation when it becomes due and payable under the Loan Documents.

     10.2 Covenants. The failure of Borrower (and, if applicable, any of its Consolidated Affiliates) to punctually and properly perform, observe and comply with:

     (a) Any covenant or agreement contained in Sections 7.15, 8.3, 8.7, 8.14 and 9; or

     (b) Any other covenant or agreement contained in any Loan Document (other than the covenants to pay the Obligation and the covenants in clause (a) preceding), and failure continues for thirty (30) days after the first to occur of (i) Borrower knows of or (ii) Borrower receives notice from Agent of, such failure.

     10.3 Debtor Relief. Borrower, any of its Consolidated Affiliates, or any Real Estate Manager (a) is not Solvent, (b) fails to pay its Liabilities generally as they become due, (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Agent or any Lender granted in the Loan Documents (unless, if the proceeding is involuntary, the applicable petition is dismissed within ninety
(90) days after its filing).

     10.4 Judgments and Attachments. Borrower or any of its Consolidated Affiliates fails, within sixty (60) days after entry, to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000 (individually or collectively) or any warrant of attachment, sequestration or similar proceeding against Borrower or any of its Consolidated Affiliates' assets having a value (individually or collectively) of $5,000,000 which is neither (a) stayed on appeal nor (b) diligently contested in good faith by appropriate proceedings and adequate reserves have been set aside on its books in accordance with GAAP.

     10.5 Government Action. (a) A final non-appealable order is issued by any Tribunal (including the United States Justice Department) requiring Borrower or any of its Consolidated Affiliates, to divest all or a substantial portion of its assets under any antitrust, restraint of trade, unfair competition, industry regulation or similar Laws, or (b) any Tribunal condemns, seizes, or otherwise appropriates, or takes custody or control of all or any substantial portion of the assets of Borrower and its Consolidated Affiliates, taken as a whole.

     10.6 Misrepresentation. Any material representation or warranty made by Borrower contained in any Loan Document at any time proves to have been incorrect in any material respect when made.

     10.7  Default Under Other Agreements.

     (a) Borrower or any of its Consolidated Affiliates shall fail to make any payment in respect of any Liability when due or within any applicable grace period; provided that the failure of Borrower or any of its Consolidated Affiliates to make any payment when due or within any applicable grace period in respect of (i) any Recourse Debt arising in one or more related or unrelated transactions in an aggregate principal amount not exceeding $10,000,000, and
(ii) any non-recourse Liabilities arising in one or more related or unrelated transactions in an aggregate principal amount not exceeding $50,000,000, shall not constitute a Default hereunder; or

     (b) the acceleration of the maturity of any Liabilities of Borrower or any of its Consolidated Affiliates or default shall occur in the payment of any Liabilities of Borrower or any of its Consolidated Affiliates or in respect of any note or credit agreement relating to any such Liabilities and such default shall continue for more than the period of grace, if any, specified therein or otherwise granted by the lender thereof; provided that the acceleration of the maturity of (i) any Recourse Debt arising in one or more related or unrelated transactions in an aggregate principal amount not exceeding $10,000,000, and
(ii) any non-recourse Liabilities arising in one or more related or unrelated transactions in an aggregate principal amount not exceeding $50,000,000 shall not constitute a Default hereunder;

     10.8 Validity and Enforceability of Loan Documents. Except in accordance with its terms or as otherwise expressly permitted by this Agreement, any Loan Document at any time after its execution and delivery ceases to be in full force and effect in any material respect or is declared by a Tribunal to be null and void or its validity or enforceability is contested by Borrower or Borrower denies that it has any further liability or obligations under any Loan Document to which it is a party.

     10.9  Management Changes.

     (a) During any period of twelve (12) consecutive calendar months, individuals who were directors or trustees of Borrower on the first day of such period shall cease to constitute a majority of the board of directors or trustees of Borrower; provided, however, that the directors or trustees of Borrower may include new directors or trustees that (i) are an officer or employee of an Affiliate, or (ii) that are required in order (as a practical matter) for the majority of the board of directors or trustees of Borrower to be independent directors or trustees.

     (b) Any Real Estate Manager which is an advisor to Borrower as of the date of this Agreement shall cease to be a Real Estate Manager to Borrower, except as a result of the SCG Acquisition.

     (c) Borrower shall substantially change its present executive management, except as a result of the SCG Acquisition.

     10.10 Plan Assets. The assets of Borrower at any time constitute assets, within the meaning of ERISA, the Code and the respective regulations promulgated thereunder, of any Employee Plan or Multi-employer Plan.

SECTION 11  RIGHTS AND REMEDIES.

     11.1  Remedies Upon Default.

     (a) If a Default (i) occurs under Section 10.3(c) or (ii) occurs and is continuing under Section 10.3(a), (b) or (d), the commitment to extend credit under this Agreement automatically terminates, the entire unpaid balance of the Obligation automatically becomes due and payable without any action of any kind whatsoever.

     (b) If a Default occurs and is continuing, subject to the terms of Section 12.3(b), Agent may do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under Section 11.1(a), declare the entire unpaid balance of all or any part of the Obligation immediately due and payable, whereupon it is due and payable; (ii) terminate the commitments of Lenders to extend credit under this Agreement; (iii) reduce any claim to judgment; (iv) to the extent permitted by Law, exercise (or request each Lender to, and each Lender is entitled to, exercise) the Rights of offset or banker's Lien against the interest of Borrower and its Consolidated Affiliates in and to every account and other property of Borrower and its Consolidated Affiliates that are in the possession of Agent or any Lender to the extent of the full amount of the Obligation (and to the extent permitted by Law, Borrower and its Consolidated Affiliates are deemed directly obligated to each Lender in the full amount of the Obligation for this purpose); and (v) exercise any and all other legal or equitable Rights afforded by the Loan Documents, the Laws of the State of Texas, or any other applicable jurisdiction.

     11.2 Waivers. To the extent permitted by Law, Borrower waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its liability with respect to all or any part of the Obligation is not affected by any renewal or extension in the time of payment of all or any part of the Obligation, by any indulgence, or by any release or change in any security for the payment of all or any part of the Obligation.

     11.3 Performance by Agent. If any covenant, duty, or agreement of Borrower is not performed in accordance with the terms of the Loan Documents, Agent may, while a Default exists, at its option, perform or attempt to perform that covenant, duty or agreement on behalf of Borrower (and any amount expended by Agent in its performance or attempted performance is payable by Borrower to Agent on demand, becomes part of the Obligation, and bears interest at the Default Rate from the date of Agent's expenditure until paid). However, neither Agent nor any Lender assumes or shall have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of Borrower.

     11.4 Not in Control. None of the covenants or other provisions contained in any Loan Document shall, or shall be deemed to, give Agent or Lenders the Right to exercise control over the assets (including real property), affairs, or management of Borrower or any of its Consolidated Affiliates; the power of Agent and Lenders is limited to the Right to exercise the remedies provided in this
Section 11.

     11.5 Course of Dealing. The acceptance by Agent or Lenders of any partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Agent or Lenders of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Agent or Lenders in exercising any Right under the Loan Documents will impair that Right or be construed as a waiver thereof or any acquiescence therein, nor will any single or partial exercise of any Right preclude other or further exercise thereof or the exercise of any other Right under the Loan Documents or otherwise.

     11.6 Cumulative Rights. All Rights available to Agent and Lenders under the Loan Documents are cumulative of and in addition to all other Rights granted to Agent and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Agent or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Documents.

     11.7 Application of Proceeds. Any and all proceeds ever received by Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation according to Section 3.11.

     11.8 Diminution in Value of Collateral. Neither Agent nor any Lender has any liability or responsibility whatsoever for any diminution in or loss of value of any collateral now or hereafter securing payment or performance of all or any part of the Obligation (other than diminution in or loss of value caused by its gross negligence or willful misconduct).

     11.9 Certain Proceedings. Borrower will promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Agent or any Lender reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or authorization of any Tribunal or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Documents. Because Borrower agrees that Agent's and Lenders' remedies at Law for failure of Borrower to comply with the provisions of this paragraph would be inadequate and that failure would not be adequately compensable in damages, Borrower agrees that the covenants of this paragraph may be specifically enforced.

SECTION 12  AGENT AND LENDERS.

     12.1  Agent.

     (a) Appointment. Each Lender appoints Agent (and Agent accepts appointment) as its nominee and agent, in its name and on its behalf: (i) to act as its nominee and on its behalf in and under all Loan Documents; (ii) to arrange the means whereby its funds are to be made available to Borrower under the Loan Documents; (iii) to take any action that it properly requests under the Loan Documents (subject to the concurrence of other Lenders as may be required under the Loan Documents or the Intercreditor Agreement); (iv) to receive all documents and items to be furnished to it under the Loan Documents; (v) to be the secured party, mortgagee, beneficiary, recipient, and similar party in respect of any collateral, if any, for the benefit of Lenders; (vi) to promptly distribute to it all material information, requests, documents, and items received from Borrower under the Loan Documents; (vii) to promptly distribute to it its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents; and
(viii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from it. However, Agent may not be required to take any action that exposes it to personal liability or that is contrary to any Loan Document or applicable Law.

     (b) Successor. Agent may voluntarily resign. If the initial or any successor Agent ever ceases to be a party to this Agreement or if the initial or any successor Agent ever resigns or is removed, then the successor Agent shall be appointed as provided in the Intercreditor Agreement. So long as no Default has occurred and is continuing, Borrower shall have the right to consent to any successor Agent that is not a Lender at the time of such appointment. Any successor Agent must be a commercial bank having a combined capital and surplus of at least $10,000,000,000 (as shown on its most recently published statement of condition) and whose debt obligations (or whose parent's debt obligations) are rated not less than investment grade or its equivalent by Moody's or S & P. Upon its acceptance of appointment as successor Agent, the successor Agent succeeds to and becomes vested with all of the Rights of the prior

Agent, and the prior Agent is discharged from its duties and obligations of Agent under the Loan Documents, and each Lender shall execute the documents that any Lender, the resigning or removed Agent, or the successor Agent reasonably request to reflect the change. After any Agent's resignation as Agent under the Loan Documents, the provisions of this section inure to its benefit as to any actions taken or not taken by it while it was Agent under the Loan Documents.

     12.2 Delegation of Duties; Reliance. Lenders may perform any of their duties or exercise any of their Rights under the Loan Documents by or through Agent, and Lenders and Agent may perform any of their duties or exercise any of their Rights under the Loan Documents by or through their respective Representatives. Agent, Lenders, and their respective Representatives (a) are entitled to rely upon (and shall be protected in relying upon) any written or oral statement believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Agent or any Lender (but nothing in this clause
(a) permits Agent to rely on (i) oral statements if a writing is required by this agreement or (ii) any other writing if a specific writing is required by this agreement), (b) are entitled to deem and treat each Lender as the owner and holder of its portion of the Obligation for all purposes until, written notice of the assignment or transfer is given to and received by Agent (and any request, authorization, consent, or approval of any Lender is conclusive and binding on each subsequent holder, assignee, or transferee of or Participant in such Lender's portion of the Obligation until that notice is given and received), (c) are not deemed to have notice of the occurrence of a Default unless a responsible officer of Agent, who handles matters associated with the Loan Documents and transactions thereunder, has actual knowledge or Agent has been notified by a Lender or Borrower, and (d) are entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Agent and are not liable for any action taken or not taken in good faith by it in accordance with the advice of counsel, accountants, or experts.

     12.3  Limitation of Agent's Liability.

     (a) Exculpation. Neither Agent nor any of its representatives will be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Loan Documents or be responsible for the consequences of any error of judgment (except for fraud, gross negligence, or willful misconduct), and neither Agent nor any of its representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (but nothing in this agreement negates the obligation of Agent to account for funds received by it for the account of any Lender).

     (b) Indemnity. Unless indemnified to its satisfaction against loss, cost, liability, and expense, Agent may not be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If Agent requests instructions from Lenders, with respect to any act or action in connection with any Loan Document, Agent is entitled to refrain (without incurring any liability to any Person by so refraining) from that act or action unless and until it has received instructions. In no event, however, may Agent or any of its Representatives be required to take any action that it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender has any right of action against Agent as a result of Agent's acting or refraining from acting under this Agreement in accordance with instructions of Required Lenders.

     (c) Reliance. Agent is not responsible to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Agent in respect of, (i) the creditworthiness of Borrower and its Consolidated Affiliates and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document (except by Agent), (iii) any representation, warranty, document, certificate, report, or statement made therein (except by Agent) or furnished thereunder or in connection therewith, (iv) the adequacy of any collateral now or hereafter securing the Obligation or the existence, priority, or perfection of any

Lien now or hereafter granted or purported to be granted on the collateral under any Loan Document, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of Borrower and its Consolidated Affiliates. Each Lender agrees to indemnify Agent and its Representatives and hold them harmless from and against (but limited to such Lender's pro rata part of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever that may be imposed on, asserted against, or incurred by them in any way relating to or arising out of the Loan Documents or any action taken or omitted by them under the Loan Documents if Agent and its Representatives are not reimbursed for such amounts by Borrower. Although Agent and its Representatives have the right to be indemnified under this agreement for its or their own ordinary negligence, Agent and its Representatives do not have the right to be indemnified under this agreement for its or their own fraud, gross negligence, or willful misconduct.

     12.4 Limitation of Liability. No Lender or any Participant will incur any liability to any other Lender or Participant except for acts or omissions in bad faith, and neither Agent nor any Lender or Participant will incur any liability to any other Person for any act or omission of any other Lender or any Participant.

     12.5 Intercreditor Agreement. Agent and Lenders agree that, so long as no Default has occurred and is continuing, they will not amend or modify Section
2.03 or the related definitions therein (including the definition of "Required Lenders") of the Intercreditor Agreement without the prior written consent of Borrower, which consent shall not be unreasonably withheld.

     12.6  Confirmation of Intercreditor Agreement.  Agent and Lenders hereby
(a) confirm the terms, conditions, rights and obligations set forth in the Intercreditor Agreement and (b) that all references to the "Credit Agreement" in the Intercreditor Agreement shall be to this Agreement, as modified, amended, extended or restated from time-to-time.

SECTION 13  MISCELLANEOUS.

     13.1 Headings. The headings, captions, and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents, nor affect the meaning thereof.

     13.2 Nonbusiness Days; Time. Any payment or action that is due under any Loan Document on a non-Business Day may be delayed until the next-succeeding Business Day (but interest shall continue to accrue on any applicable payment until payment is in fact made) unless the payment concerns a LIBOR Borrowing, in which case if the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

     13.3 Communications. Unless otherwise specifically provided, whenever any Loan Document requires or permits any consent, approval, notice, request, demand, or other communication from one party to another, communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given (a) if by telex, when transmitted to the appropriate telex number and the appropriate answerback is received, (b) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly thereafter by telephone; but any requirement in this parenthetical shall not affect the date when the telecopy shall be deemed to have been delivered), (c) if by mail, on the fifth (5th) Business Day after it is enclosed in an envelope and properly addressed, stamped, sealed, certified mail, return receipt requested, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered. Until changed by notice pursuant to this Agreement, the address (and telecopy number) for each party to a Loan Document is set forth on the attached
Schedule 1.

     13.4 Form and Number of Documents. The form, substance, and number of counterparts of each writing to be furnished under this Agreement must be satisfactory to Agent and its counsel.

     13.5 Survival. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents survive all closings under the Loan Documents and, except as otherwise indicated, are not affected by any investigation made by any party.

     13.6 Governing Law. Except as expressly provided in a Loan Document, the Laws (other than conflict-of-laws provisions) of the State of Texas and of the United States of America govern the Rights and duties of the parties to the Loan Documents and the validity, construction, enforcement, and interpretation of the Loan Documents.

     13.7 Invalid Provisions. Any provision in any Loan Document held to be illegal, invalid or unenforceable is fully severable; the appropriate Loan Document shall be construed and enforced as if that provision had never been included; and the remaining provisions shall remain in full force and effect and shall not be affected by the severed provision. Agent, Lenders, and Borrower agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid and enforceable. However, if the provision held to be illegal, invalid or unenforceable is a material part of this Agreement, such invalid, illegal or unenforceable provision shall be, to the extent permitted by Law, replaced by a clause or provision judicially construed and interpreted to be as similar in substance and content to the original terms of such illegal, invalid or unenforceable clause or provision as the context thereof would reasonably allow, so that such clause or provision would thereafter be legal, valid and enforceable.

     13.8 Venue; Service of Process; Jury Trial. EACH PARTY TO ANY LOAN DOCUMENT, IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS (AND IN THE CASE OF BORROWER, FOR EACH OF ITS CONSOLIDATED AFFILIATES), (a) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF TEXAS, (b) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BROUGHT IN DISTRICT COURTS OF DALLAS OR HARRIS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN OR SOUTHERN DISTRICT OF TEXAS, DALLAS OR HOUSTON DIVISION, (c) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY OF THE AFOREMENTIONED COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (d) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THOSE COURTS IN ANY LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, BY HAND-DELIVERY, OR BY DELIVERY BY A NATIONALLY RECOGNIZED COURIER SERVICE, AND SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY OF THE LEGAL PROCESS AT ITS ADDRESS SET FORTH IN THIS AGREEMENT, (e) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY TO ANY LOAN DOCUMENT ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE OBLIGATION MAY BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (f) IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrower (for itself and on behalf of each of its Consolidated Affiliates) acknowledges that these waivers are a material inducement to Agent's and each Lender's agreement to enter into a business relationship, that Agent and each Lender has already relied on these waivers in entering into this Agreement, and that Agent and each Lender will continue to rely on each of these waivers in related future dealings. Borrower (for itself and on behalf of each of its Consolidated Affiliates) further warrants and represents that it has reviewed these waivers with its legal counsel, and that it knowingly and voluntarily agrees to each waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION 13.8 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, OR REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN DOCUMENT. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

     13.9  Amendments, Consents, Conflicts and Waivers.

     (a) Any provision of the Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and Agent; provided that no such amendment or waiver shall be effective, without the consent of the Required Lenders as provided in the Intercreditor Agreement furnished to Borrower.

     (b) Any conflict or ambiguity between the terms and provisions of this Agreement and terms and provisions in any other Loan Document is controlled by the terms and provisions of this Agreement to the extent (and only to the extent) of such conflict.

     (c) No course of dealing or any failure or delay by Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Agent or any Lender under this Agreement operates as a waiver thereof. A waiver must be in writing and signed by Agent and Lenders to be effective, and a waiver will be effective only in the specific instance and for the specific purpose for which it is given.

     13.10 Multiple Counterparts. Any Loan Document may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of thereof, it shall not be necessary to produce or account for more than one counterpart. Each Lender need not execute the same counterpart of this Agreement so long as identical counterparts are executed by Borrower, each Lender, and Agent. This Agreement shall become effective when counterparts of this Agreement have been executed and delivered to Agent by each Lender, Agent and Borrower, or, in the case only of Lenders, when Agent has received telecopied, telexed or other evidence satisfactory to it that each Lender has executed and is delivering to Agent a counterpart of this Agreement.

     13.11  Successors and Assigns; Participations.

     (a) Each Loan Document binds and inures to the benefit of the parties thereto, any intended beneficiary thereof, and each of their respective successors and permitted assigns. No Lender may, without the prior written consent of Agent and, so long as no Default has occurred and is continuing, Borrower, transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation, except as specifically permitted by this
Section 13.11.

     (b) Subject to the provisions of this section and in accordance with applicable Law, any Lender having a Commitment equal to or greater than $25,000,000, or if the Total Commitments have been terminated, then Notes having outstanding Principal Debt equal to or greater than $25,000,000, may, in the ordinary course of its commercial banking business, at any time sell to one or more Persons (each a "Participant") participating interests in its portion of the Obligation; provided that (i) each such participation is not less than $10,000,000, (ii) except in the case of participants to any of such Lender's Affiliates, Agent and, so long as no Default has occurred and is continuing, Borrower have consented to such participation, such consents not to be unreasonably withheld, and (iii) after giving effect to such participation, the Lender granting such participation shall retain a Commitment of at least $15,000,000, or if the Total Commitments have been terminated, then Notes having outstanding Principal Debt of at least $15,000,000. The selling Lender shall remain a "Lender" under this Agreement (and the Participant shall not constitute a "Lender" under this Agreement) and its obligations under this Agreement shall remain unchanged. The selling Lender shall remain solely responsible for the performance of its obligations under the Loan Documents and shall remain the holder of its share of the Principal Debt for all purposes under this Agreement. Borrower and Agent shall continue to deal solely and directly with the selling Lender in connection with such Lender's Rights and obligations under the Loan Documents. Participants have no Rights under the Loan Documents, other than certain voting Rights as provided below. Subject to the following, each Lender may obtain (on behalf of its Participants) the benefits of Section 3 with respect to all participations in its part of the Obligation outstanding from time-to-time so long as Borrower is not obligated to pay any amount in excess of the amount that would be due to such Lender under
Section 3 calculated as though no participations have been made. No Lender may sell any participating interest under which the Participant has any Rights to approve any amendment, modification or waiver of any Loan Document, except to the extent the amendment, modification or waiver extends the due date for payment of any principal, interest or fees due under the Loan Documents, reduces the interest rate or the amount of principal or fees applicable to the Obligation (except reductions contemplated by this Agreement), or releases any guaranty or collateral, if any, for the Obligation. However, if a Participant is entitled to the benefits of Section 3 or a Lender grants Rights to its Participants to approve amendments to or waivers of the Loan Documents respecting the matters described in the previous sentence, then such Lender must include a voting mechanism in the relevant participation agreement whereby a majority of its portion of the Obligation (whether held by it or participated) shall control the vote for all of such Lender's portion of the Obligation. Except in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall prohibit the Participant from transferring, pledging, assigning, selling participations in, or otherwise encumbering its portion of the Obligation.

     (c) Subject to the provisions of this section, any Lender having a Commitment equal to or greater than $40,000,000, or if the Total Commitments have been terminated, then Notes having outstanding Principal Debt equal to or greater than $40,000,000, may at any time, in the ordinary course of its commercial banking business, (i) without the consent of Borrower or Agent, assign all or any part of its Rights and obligations under the Loan Documents to any of its Affiliates so long as such Affiliate is an Eligible Institution (each a "Purchaser") and (ii) upon the prior written consent of Agent, and so long as no Default has occurred and is continuing, Borrower, such consents not to be unreasonably withheld, assign to any other Eligible Institution (each of which is also a "Purchaser") a proportionate part (not less than $15,000,000 and an integral multiple of $1,000,000) of all or any part of its Rights and obligations under the Loan Documents; provided that after giving effect to such assignment, the Lender granting such assignment shall retain a Commitment of at least $25,000,000, or if the Total Commitments have been terminated, then Notes having outstanding Principal Debt of at least $25,000,000. Notwithstanding the foregoing, Agent shall, at all times prior to its resignation or replacement as Agent hereunder, retain a minimum Commitment of $25,000,000, or if the Total Commitments have been terminated, then Notes having outstanding Principal Debt of at least $25,000,000. In each case, the Purchaser shall assume those Rights and obligations under an assignment agreement substantially in the form of the attached Exhibit D. Upon (i) delivery of an executed copy of the assignment agreement to Borrower and Agent and (ii) payment of a fee of $3,000 from the transferor to Agent, from and after the assignment's effective date (which shall be after the date of delivery), the Purchaser shall for all purposes be a Lender party to this Agreement and shall have all the Rights and obligations of a Lender under this Agreement to the same extent as if it were an original party to this Agreement with commitments as set forth in the assignment agreement, and the transferor Lender shall be released from its obligations under this Agreement to a corresponding extent, and, except as provided in the following sentence, no further consent or action by Borrower, Lenders or Agent shall be required. Upon the consummation of any transfer to a Purchaser under this clause (c), the then-existing Schedule 1 shall automatically be deemed to reflect the name, address, and Commitment of such Purchaser, Agent shall deliver to Borrower and Lenders an amended Schedule 1 reflecting those changes, Borrower shall execute and deliver to each of the transferor Lender and the Purchaser a
Note in the face amount of its respective Commitment following transfer, and, upon receipt of its new Note, the transferor Lender shall return to Borrower the Note previously delivered to it under this Agreement. A Purchaser is subject to all the provisions in this Section as if it were a Lender signatory to this Agreement as of the date of this Agreement.

     (d) Any Lender may at any time, without the consent of Borrower or Agent, assign all or any part of its Rights under the Loan Documents to a Federal Reserve Bank without releasing the transferor Lender from its obligations thereunder.

     (e) Notwithstanding any contrary provision in this Agreement, a Lender may not sell or participate any of its interests for a purchase price that, directly or indirectly, reflects a discount from face value, without first offering the sale or participation to the other Lenders on a Pro Rata basis (which must be accepted or rejected within five (5) Business Days after the offer).

     13.12 Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Borrower's obligations under the Loan Documents remain in full force and effect until the Total Commitment is terminated and the Obligation is paid in full (except for provisions under the Loan Documents which by their terms expressly survive payment of the Obligation and termination of the Loan Documents). If at any time any payment of the principal of or interest on any Note or any other amount payable by Borrower or any other obligor on the Obligation under any Loan Document is rescinded or must be restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, the obligations of Borrower under the Loan Documents with respect to that payment shall be reinstated as though the payment had been due but not made at that time.

     13.13 Confidentiality. Each Lender agrees to hold any confidential information which (a) it has received prior to the Closing Date from Borrower which is confidential and is not otherwise publicly available, and (b) it may receive from Borrower pursuant to this Agreement after the Closing Date which Borrower has marked "confidential" and is not otherwise publicly available, in confidence, except (i) to other Lenders, (ii) to legal counsel, accountants, and other professional advisors to such Lender who agree to be bound by the terms of this Section, (iii) to regulatory officials, but only to the extent required by such officials, (iv) upon prior notice to Borrower (which Lenders agree shall be delivered as promptly as practicable), in connection with or response to compliance with any Law or at the request of any Tribunal, but only to the extent required by such Law or Tribunal, (v) upon prior notice to Borrower (which Lenders agree shall be delivered as promptly as practicable), in connection with any legal proceedings to which such Lender is a party, but only to the extent required by such proceedings, and (vi) to prospective Participants or Purchasers who agree to be bound by the terms of this Section.

     13.14 Arbitration. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF J.A.M.S./ENDISPUTE, INC. OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

      (a) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF AGENT'S DOMICILE AT THE TIME OF THE ARBITRATION AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

      (b) RESERVATION OF RIGHTS.  NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO
(i) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR (ii) BE A WAIVER BY LENDERS OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. (S) 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (iii) LIMIT THE RIGHT OF LENDERS OR AGENT HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SET-OFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED
TO) INJUNCTIVE RELIEF OR THE APPOINTMENT OF A RECEIVER.  AGENTS AND LENDERS MAY

EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. AT AGENT'S AND LENDERS' OPTION, FORECLOSURE UNDER A DEED OF TRUST OR MORTGAGE MAY BE ACCOMPLISHED BY ANY OF THE FOLLOWING: THE EXERCISE OF A POWER OF SALE UNDER THE DEED OF TRUST OR MORTGAGE, OR BY JUDICIAL SALE UNDER THE DEED OF TRUST OR MORTGAGE, OR BY JUDICIAL FORECLOSURE. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

     13.15 Limitation of Liability of Trustees, Shareholders and Officers of Borrower. ANY OBLIGATION OR LIABILITY WHATSOEVER OF BORROWER WHICH MAY ARISE AT ANY TIME UNDER THIS AGREEMENT OR ANY OBLIGATION OR LIABILITY WHICH MAY BE INCURRED BY BORROWER PURSUANT TO ANY OTHER INSTRUMENT, TRANSACTION, OR UNDERTAKING CONTEMPLATED HEREBY SHALL BE SATISFIED OUT OF BORROWER'S ASSETS ONLY. NO SUCH OBLIGATION OR LIABILITY SHALL BE PERSONALLY BINDING UPON, NOR SHALL RESORT FOR THE ENFORCEMENT THEREOF BE HAD TO, THE PROPERTY OF ANY OF BORROWER'S TRUSTEES, SHAREHOLDERS, OFFICERS, EMPLOYEES OR AGENTS, REGARDLESS OF WHETHER SUCH OBLIGATION OR LIABILITY IS IN THE NATURE OF CONTRACT, TORT, OR OTHERWISE.

     13.16  Entirety.  THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS
(EACH AS AMENDED IN WRITING FROM TIME-TO-TIME) EXECUTED BY BORROWER, ANY LENDER OR AGENT REPRESENT THE FINAL AGREEMENT AMONG BORROWER, LENDERS AND AGENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PAR TIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     13.17 Amendment and Restatement. This Agreement is in renewal, amendment, modification, and restatement of the Second Restated Loan Agreement.

    [Remainder of Page Intentionally Left Blank; Signature Pages to Follow]

                         SIGNATURE PAGE TO AMENDED AND
                           RESTATED CREDIT AGREEMENT
                            DATED AS OF MAY 1, 1997
                 EXECUTED BY SECURITY CAPITAL INDUSTRIAL TRUST,
     NATIONSBANK OF TEXAS, N.A., AS AGENT FOR THE LENDERS DEFINED THEREIN,
                                AND THE LENDERS



                              SECURITY CAPITAL INDUSTRIAL TRUST,
                              a Maryland real estate investment trust, as Borrower


                              By:   /s/ M. Gordon Keiser, Jr.
                                    ------------------------------------------
                                    Name: M. Gordon Keiser, Jr.
                                         -------------------------------------
                                    Title: Senior Vice President
                                           Chief Financial Officer
                                          ------------------------------------

                         SIGNATURE PAGE TO AMENDED AND
                           RESTATED CREDIT AGREEMENT
                            DATED AS OF MAY 1, 1997
                 EXECUTED BY SECURITY CAPITAL INDUSTRIAL TRUST,
     NATIONSBANK OF TEXAS, N.A., AS AGENT FOR THE LENDERS DEFINED THEREIN,
                                AND THE LENDERS



                              NATIONSBANK OF TEXAS, N.A.,
                              as Agent and a Lender


                              By:   /s/ John B. Lamb
                                    ------------------------------------------
                                    Name: John B. Lamb
                                         -------------------------------------
                                    Title: Senior Vice President
                                          ------------------------------------

                         SIGNATURE PAGE TO AMENDED AND
                           RESTATED CREDIT AGREEMENT
                            DATED AS OF MAY 1, 1997
                 EXECUTED BY SECURITY CAPITAL INDUSTRIAL TRUST,
     NATIONSBANK OF TEXAS, N.A., AS AGENT FOR THE LENDERS DEFINED THEREIN,
                                AND THE LENDERS



                              BANK OF AMERICA NT & SA, a national banking association, as a Lender


                              By:   /s/ Kelly M. Allred
                                    ------------------------------------------
                                    Name: Kelly M. Allred
                                         -------------------------------------
                                    Title: Vice President
                                          ------------------------------------

                         SIGNATURE PAGE TO AMENDED AND
                           RESTATED CREDIT AGREEMENT
                            DATED AS OF MAY 1, 1997
                 EXECUTED BY SECURITY CAPITAL INDUSTRIAL TRUST,
     NATIONSBANK OF TEXAS, N.A., AS AGENT FOR THE LENDERS DEFINED THEREIN,
                                AND THE LENDERS



                              COMMERZBANK AKTIENGESELLSCHAFT,
                              Los Angeles Branch, as a Lender


                              By:   /s/ Christian Jagenberg
                                    ------------------------------------------
                                    Name: Christian Jagenberg
                                         -------------------------------------
                                    Title: Senior Vice President & Manager
                                          ------------------------------------

                              By:   /s/ Steven F. Larsen
                                    ------------------------------------------
                                    Name: Steven F. Larsen
                                         -------------------------------------
                                    Title: Vice President
                                          ------------------------------------

                         SIGNATURE PAGE TO AMENDED AND
                           RESTATED CREDIT AGREEMENT
                            DATED AS OF MAY 1, 1997
                 EXECUTED BY SECURITY CAPITAL INDUSTRIAL TRUST,
     NATIONSBANK OF TEXAS, N.A., AS AGENT FOR THE LENDERS DEFINED THEREIN,
                                AND THE LENDERS



                              CORESTATES BANK, N.A., as a Lender


                              By:   /s/ R. Scott Relick
                                    -----------------------------------------
                                    Name: R. Scott Relick
                                         ------------------------------------
                                    Title: Vice President
                                          -----------------------------------

                         SIGNATURE PAGE TO AMENDED AND
                           RESTATED CREDIT AGREEMENT
                            DATED AS OF MAY 1, 1997
                 EXECUTED BY SECURITY CAPITAL INDUSTRIAL TRUST,
     NATIONSBANK OF TEXAS, N.A., AS AGENT FOR THE LENDERS DEFINED THEREIN,
                                AND THE LENDERS



                            DRESDNER BANK AG, NEW YORK BRANCH AND
                            GRAND CAYMAN BRANCH, as a Lender


                            By:   /s/ Michael A. Seton  /s/ Johannes Boerckmann
                                ------------------------------------------------
                                  Name: Michael A. Seton/Johannes Boerckmann
                                       -----------------------------------------
                                  Title: Assistant Vice President/Vice President
                                        ----------------------------------------

                         SIGNATURE PAGE TO AMENDED AND
                           RESTATED CREDIT AGREEMENT
                            DATED AS OF MAY 1, 1997
                 EXECUTED BY SECURITY CAPITAL INDUSTRIAL TRUST,
     NATIONSBANK OF TEXAS, N.A., AS AGENT FOR THE LENDERS DEFINED THEREIN,
                                AND THE LENDERS



                              BANK BOSTON, N.A., as a Lender


                              By:   /s/ David J. Sullivan
                                    -----------------------------------------
                                    Name: David J. Sullivan
                                          -----------------------------------
                                    Title: Vice President
                                           ----------------------------------

                         SIGNATURE PAGE TO AMENDED AND
                           RESTATED CREDIT AGREEMENT
                            DATED AS OF MAY 1, 1997
                 EXECUTED BY SECURITY CAPITAL INDUSTRIAL TRUST,
     NATIONSBANK OF TEXAS, N.A., AS AGENT FOR THE LENDERS DEFINED THEREIN,
                                AND THE LENDERS



                              FLEET NATIONAL BANK, as a Lender


                              By: /s/ Allison M. Gunther
                                  -------------------------------------------
                                  Name: Allison M. Gunther
                                        -------------------------------------
                                  Title: Assistant Vice President
                                         ------------------------------------

                         SIGNATURE PAGE TO AMENDED AND
                           RESTATED CREDIT AGREEMENT
                            DATED AS OF MAY 1, 1997
                 EXECUTED BY SECURITY CAPITAL INDUSTRIAL TRUST,
     NATIONSBANK OF TEXAS, N.A., AS AGENT FOR THE LENDERS DEFINED THEREIN,
                                AND THE LENDERS



                              TEXAS COMMERCE BANK NATIONAL
                              ASSOCIATION, as a Lender


                              By: /s/ Brian M. Kouns
                                  --------------------------------------------
                                  Name: Brian M. Kouns
                                        ------------------------------------
                                  Title: Vice President
                                         -----------------------------------

                         SIGNATURE PAGE TO AMENDED AND
                           RESTATED CREDIT AGREEMENT
                            DATED AS OF MAY 1, 1997
                 EXECUTED BY SECURITY CAPITAL INDUSTRIAL TRUST,
     NATIONSBANK OF TEXAS, N.A., AS AGENT FOR THE LENDERS DEFINED THEREIN,
                                AND THE LENDERS



                              UNION BANK OF CALIFORNIA, N.A., as a Lender


                              By:   /s/ Annette Billingsley
                                    -----------------------------
                                    Name: Annette Billingsley
                                         ------------------------
                                    Title: Vice President
                                          -----------------------

                         SIGNATURE PAGE TO AMENDED AND
                           RESTATED CREDIT AGREEMENT
                            DATED AS OF MAY 1, 1997
                 EXECUTED BY SECURITY CAPITAL INDUSTRIAL TRUST,
     NATIONSBANK OF TEXAS, N.A., AS AGENT FOR THE LENDERS DEFINED THEREIN,
                                AND THE LENDERS



                              UNION BANK OF SWITZERLAND, NEW YORK
                              BRANCH, as a Lender


                              By:   /s/ Mennakshi Pursnani
                                    ----------------------------------
                                    Name: Mennakshi Pursnani
                                         -----------------------------
                                    Title: Vice President
                                          ----------------------------

                         SIGNATURE PAGE TO AMENDED AND
                           RESTATED CREDIT AGREEMENT
                            DATED AS OF MAY 1, 1997
                 EXECUTED BY SECURITY CAPITAL INDUSTRIAL TRUST,
     NATIONSBANK OF TEXAS, N.A., AS AGENT FOR THE LENDERS DEFINED THEREIN,
                                AND THE LENDERS



                              WELLS FARGO BANK, NATIONAL ASSOCIATION,
                              as a Lender


                              By:   /s/ Mary Ann Kelly
                                    -----------------------------
                                    Name: Mary Ann Kelly
                                         ------------------------
                                    Title: Vice President
                                          -----------------------